UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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TWEEN BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
April 9, 2009
Dear Stockholder:
     You are cordially invited to attend our 2009 Annual Meeting of Stockholders. The meeting will be held on May 21, 2009, at 9:00 a.m. Eastern Time at our corporate offices, located at 8323 Walton Parkway, New Albany, Ohio. If you need assistance in finding the location of the meeting, please call our Investor Relations Department at (614) 775-3500.
     At the meeting, we will:
•	elect two directors to the Board;

•	consider and vote upon a proposal to re-approve the material terms of the Incentive Compensation Performance Plan;

•	ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

•	transact other business as may come before the meeting.
     We will also report on our financial and operating performance during 2008, and update stockholders on our future strategy.
     It is very important that your shares be represented and voted at the meeting. After reading the proxy statement, please sign, date and return the proxy card, or take advantage of voting your proxy over the telephone or the Internet at www.proxyvote.com. We encourage you to take advantage of voting on the Internet because it is a convenient process and the least expensive way for us to tabulate your vote.
     We look forward to seeing you at the Annual Meeting.
Sincerely,
Michael W. Rayden
Chairman and Chief Executive Officer

8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
May 21, 2009
     The Annual Meeting of Stockholders of Tween Brands, Inc. will be held on May 21, 2009, at 9:00 a.m. Eastern Time at the corporate offices of Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio, to conduct the following items of business:
1.	To elect two directors, each to serve a three-year term expiring at the 2012 Annual Meeting of Stockholders.

2.	To consider and vote upon a proposal to re-approve the material terms of the Incentive Compensation Performance Plan.

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

4.	To transact other business properly coming before the meeting or any adjournment or postponement thereof.
     Stockholders who owned shares of our stock at the close of business on March 30, 2009, are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available at our corporate offices prior to the Annual Meeting.
By Order of the Board of Directors,
Michael W. Rayden
Chairman and Chief Executive Officer

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
     The Board of Directors of Tween Brands, Inc. is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders (or any adjournment or postponement of the meeting). This proxy statement summarizes the information you need to know to vote at the Annual Meeting. Throughout the proxy statement, the terms “We,” “Our,” “Tween,” “Tween Brands,” and the “Company” refer to Tween Brands, Inc.
     We have made our proxy statement for the Annual Meeting and our 2008 Annual Report on Form 10-K available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail beginning on or about April 9, 2009.
Date, time and place of meeting

Date:	May 21, 2009
Time:	9:00 a.m. Eastern Time
Place:	Tween Brands, Inc.
8323 Walton Parkway
New Albany, Ohio 43054
Shares entitled to vote
     Stockholders entitled to vote are those who owned our common stock at the close of business on the record date, March 30, 2009. As of the record date, there were 24,820,890 shares of Tween Brands, Inc. common stock outstanding. Each share of common stock that you own entitles you to one vote.
Voting your proxy
     Whether or not you plan to attend the Annual Meeting, we urge you to vote. Stockholders of record can give proxies by mailing their signed proxy cards or by voting telephonically or on the Internet. Submitting your completed proxy card or voting telephonically or on the Internet will not affect your right to attend the Annual Meeting and vote.
     We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. Instructions on how to access the proxy materials over the Internet or to request a printed set of proxy materials may be found on the Notice. If you request a printed version of our proxy materials by mail, these materials will include a printed proxy card for the Annual Meeting that indicates the number of shares of our common stock that you own as of the record date.
     If you complete and submit your printed proxy card correctly or if you vote telephonically or on the Internet, one of the individuals named on your proxy card or designated by you over the telephone or on the Internet (your “proxy”) will vote your shares as you have directed. If you submit the printed proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:
•	“FOR” the election of the nominees for director (as described on page 3);

•	“FOR” the proposal to re-approve the material terms of the Incentive Compensation Performance Plan (as described on page 50); and

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2009 fiscal year (as described on page 54).
     If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his/her best judgment. At the time this proxy statement went to press, we knew of no other matters, beyond the approval of the aforementioned matters, to be acted on at the Annual Meeting.

Revoking your proxy
     You may revoke your proxy by:
•	submitting a later dated proxy;

•	notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	voting in person at the Annual Meeting.
Voting in person
     If you plan to attend the Annual Meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares as of the close of business on March 30, 2009, the record date for voting, and that you are authorized to vote those shares at the Annual Meeting.
Quorum requirement
     A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy, of the holders of shares representing at least one-third of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.
Votes necessary

Item	Vote Necessary*

Election of Directors	Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular position is elected for that position.

Re-Approval of the Material Terms of the Incentive Compensation Performance Plan	The affirmative vote of the holders of a majority of shares of common stock present at the meeting in person or by proxy and entitled to vote.

Ratification of the Selection of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of shares of common stock present at the meeting in person or by proxy and entitled to vote.

*	Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.
     For the election of directors, proxies that are marked “Withhold Authority” and broker non-votes will not count toward a nominee’s achievement of a plurality, and, thus, will have no effect. As to each other matter submitted to our stockholders for approval at the Annual Meeting, for purposes of determining the number of shares of our common stock voting on the matter, (1) abstentions will be counted and will have the effect of a negative vote, and (2) broker non-votes will not be counted and, thus, will have no effect.

ELECTION OF DIRECTORS
     The Board of Directors has nominated two directors for election at the Annual Meeting. Each of the nominees is currently serving as a director. If you re-elect them, each will hold office for a three-year term expiring at the 2012 Annual Meeting or until his or her successor has been elected.
     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as director if elected.
     Stockholders wishing to nominate directors for election may do so by delivering to the Chair of the Nominating and Governance Committee of the Company, not less than 14 days nor more than 50 days before a meeting of the stockholders called for the election of directors, a notice stating: (1) the name, age, business address and, if known, residence address of each nominee proposed in the notice; (2) the principal occupation or employment of each nominee; (3) the number of shares of common stock of the Company beneficially owned by each nominee; and (4) such other information as is required by the Company’s bylaws. No person may be elected as a director of the Company unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.
     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS:
Nominees and Directors
     Nominees of the Board of Directors for election at the 2009 Annual Meeting

Elizabeth M. Eveillard	Age 62
     Ms. Eveillard is an independent consultant. Ms. Eveillard served as Senior Managing Director, Retailing and Apparel Group, Bear, Stearns & Co., Inc., from 2000 to 2002 and as a consultant until May 2003. Prior to that time, Ms. Eveillard served as the Managing Director, Head of Retailing Industry, PaineWebber Incorporated from 1988 to 2000. From 1972 to 1988, Ms. Eveillard held various executive positions including Managing Director in the Merchandising Group with Lehman Brothers. Ms. Eveillard also serves on the Board of Directors of Retail Ventures, Inc. and Birks & Mayor’s Inc., both publicly held companies. Ms. Eveillard was first elected to the Board of Directors in February 2003.

Fredric M. Roberts	Age 66
     Mr. Roberts was President of F.M. Roberts & Company, Inc., an investment banking firm that Mr. Roberts established in 1980. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers (“NASD”). From 1994 to 1996, he was a member of the NASDAQ Stock Market Board of Directors and its Executive Committee. Mr. Roberts also serves as Chairman of the Board of Directors of Cost Plus, Inc., a publicly held company. Mr. Roberts was first elected to the Board of Directors in February 2003.
     Directors whose terms continue until the 2010 Annual Meeting

David A. Krinsky	Age 60
     Mr. Krinsky is a partner at the law firm of O’Melveny & Myers LLP in Newport Beach, California. Before joining the firm as a partner in 1994, he was a partner at the law firm of Pettis, Tester, Kruse & Krinsky. Mr. Krinsky is a corporate attorney who specializes in mergers and acquisitions and securities law. Mr. Krinsky was first elected to the Board of Directors in August 1999.

Kenneth J. Strottman	Age 60
     Mr. Strottman is the founder, President and Chief Executive Officer of Strottman International, Inc., a marketing agency specializing in developing promotional programs targeting children and families. Before founding his firm in 1983,

Mr. Strottman served as Vice President, Marketing, at Mattel, Inc. Mr. Strottman was first elected to the Board of Directors in August 1999.
     Directors whose terms continue until the 2011 Annual Meeting

Philip E. Mallott	Age 51
     Mr. Mallott is an independent financial consultant and part-time retail stock analyst employed by Coker & Palmer. Prior to his current position, Mr. Mallott spent 16 years in retail financial management. He retired as Vice President and Chief Financial Officer of Intimate Brands, Inc. in February 2000, a position he held since 1995. Mr. Mallott also serves on the Board of Directors of Big Lots, Inc., a publicly held company. Mr. Mallott was first elected to the Board of Directors in February 2000.

Michael W. Rayden	Age 60
     Mr. Rayden has served as Chief Executive Officer of the Company since March 1996. He was elected Chairman of the Board of the Company in August 1999. Mr. Rayden also served as the Company’s President from March 1996 until January 2007. Before joining the Company, he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989, and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. Mr. Rayden also serves on the Board of Directors of Strottman International, Inc., a privately held company. Mr. Rayden was first elected to the Board of Directors in August 1999.
Information Concerning the Board of Directors and Corporate Governance
     Our Board of Directors held nine meetings in fiscal 2008. During fiscal 2008, all of the directors attended 75 percent or more of the total number of meetings of the Board (held during the period for which such person was a director) and committees of the Board on which they served (held during the period for which such person served).
     It is the Company’s expectation that all members of the Board of Directors attend the annual meeting of stockholders. All members of the Company’s Board of Directors were present at the Company’s 2008 Annual Meeting of stockholders.
     Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the New York Stock Exchange (“NYSE”), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that Ms. Eveillard and Messrs. Mallott, Roberts, and Strottman meet the standards of independence established by NYSE Rule 303A.02. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the NYSE listing rules. The independence guidelines are set forth on pages 2–5 of the Company’s Corporate Governance Principles, which can be obtained on the Company’s website as described below.
     On February 20, 2007, the Board of Directors established the role of a lead independent director and named Ms. Eveillard as the lead independent director. The lead independent director was the presiding director at the executive sessions of the non-management directors during fiscal 2008. The lead independent director will preside at future executive sessions of the non-management directors. The Company’s Board of Directors welcomes communications from stockholders. Stockholders and other interested parties may send communications to the Board of Directors, any director, or the non-management directors, c/o Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054.
     The Board of Directors has adopted Corporate Governance Principles, an Amended and Restated Audit Committee Charter, an Amended and Restated Compensation Committee Charter, an Amended and Restated Nominating and Governance Committee Charter and a Lead Independent Director Charter. The Board of Directors has also adopted a Code of Business Conduct and Ethics, which is applicable to all of the Company’s directors, officers, and associates, and a Code of Ethics for Senior Financial Officers. All of the above are available in the corporate governance section of our website, www.tweenbrands.com.

Committees of the Board of Directors
     The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. Each of the committees consists solely of directors who meet the standards of independence established by NYSE Rule 303A.02, including the more stringent independence standard required for audit committees.
     Audit Committee
     The Audit Committee of the Board of Directors selects the firm to be employed as our independent registered public accounting firm, reviews the scope of its audit and fees, including services provided for the review of the quarterly results and related filings, as well as reviews and approves any non-audit fees. In addition, the Audit Committee consults with the independent registered public accounting firm about the plan of audit and the resulting audit report. The Audit Committee also confers with the Company’s independent registered public accounting firm about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The Audit Committee also oversees and advises management with respect to the documentation, testing and evaluation of the Company’s system of internal control over financial reporting.
     The members of the Company’s Audit Committee are Philip E. Mallott, Chairman, Elizabeth M. Eveillard, and Kenneth J. Strottman. David A. Krinsky was a member of the Audit Committee until he resigned from the Committee in November 2008, at which time Mr. Strottman was appointed to the Committee. The Board of Directors has determined that Mr. Mallott, Chairman, meets the requirements of a “financial expert” as set forth in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held eight meetings in fiscal 2008.
     Compensation Committee
     The Compensation Committee of the Board of Directors reviews executive compensation and administers the Company’s stock option and incentive compensation performance plans. The Compensation Committee reviews and approves on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer. In addition, the Compensation Committee evaluates at least once per year, our Chief Executive Officer’s performance in light of these established goals and objectives and, based upon these evaluations, sets the Chief Executive Officer’s compensation. Our Chief Executive Officer is not permitted to be present during voting or deliberations on his compensation. On an annual basis, the Compensation Committee also reviews and approves the evaluation and compensation structure for the Company’s other executive officers, including approval of salary, bonus, incentive and equity compensation. Our Chief Executive Officer, and Senior Vice President of Human Resources are present and provide input at the meeting and deliberations on the compensation of the Company’s other executive officers but are not permitted to be present at the vote. The Compensation Committee also recommends to the Company’s full Board of Directors the compensation for non-associate Board members.
     From time to time, the Compensation Committee engages an independent consulting firm to advise it with respect to executive compensation and Board of Director compensation. In fiscal 2008, the committee directly engaged Hay Group, Inc. (“Hay”) for this purpose. Hay provided averages, percentiles and normative data from salary surveys and provided specific data from proxy statements of a peer group of companies. This report included information on relative company performance, as well as relative compensation positioning of our named executive officers. For more information on the Compensation Committee, please refer to “Executive Compensation – Compensation Discussion and Analysis – The Compensation Committee” beginning on page 10.
     The Compensation Committee members are Fredric M. Roberts, Chairman, Elizabeth M. Eveillard and Philip E. Mallott. Nancy J. Kramer was a member of the Compensation Committee until she resigned from the Board of Directors on May 22, 2008, at which time Mr. Krinsky was appointed to the Committee. Mr. Krinsky resigned from the Committee in November 2008. The Compensation Committee held six meetings in fiscal year 2008.

     Nominating and Governance Committee
     The Nominating and Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors, reviews related party transactions and leads the Board in its annual evaluation of the Board’s performance. When considering potential candidates, the Nominating and Governance Committee looks for candidates who, as a group, meet the Company’s strategic needs; possess high personal values and integrity; have an understanding of the regulatory and policy environment in which the Company does its business; and have substantial experience that is of particular relevance to the Company. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.
     The Nominating and Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company. The Company’s Corporate Governance Principles are posted on the Company’s website at www.tweenbrands.com, as described previously.
     The Nominating and Governance Committee will also consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates for director to be considered by the Nominating and Governance Committee:
•	such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the stockholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.
     The Nominating and Governance Committee members are Kenneth J. Strottman, Chairman, Frederic M. Roberts, and Philip E. Mallott. Nancy J. Kramer was the chairwoman of the Nominating and Governance Committee until she resigned from the Board of Directors on May 22, 2008, at which time Mr. Mallott was appointed to the Committee and Mr. Strottman was appointed chairman. The Nominating and Governance Committee held two meetings in fiscal year 2008.
EXECUTIVE OFFICERS
     In addition to Mr. Rayden, the following persons are our executive officers:

Rolando de Aguiar	Age 60
     Mr. de Aguiar has served as our Executive Vice President and Chief Financial Officer since June 2008. Prior to that, Mr. de Aguiar was most recently a managing Director with Abacus Advisors LLC from January 2004 to June 2008. Abacus is a New York City based management advisory company with extensive background in consulting with the retail industry.  Prior to joining Abacus, Mr. de Aguiar was an Executive Vice President and Chief Financial Officer of Ames Department Stores from April 1998 to April 1999 and served as their Chief Administrative Officer from April 1999 to October 2003. At Ames, Mr. de Aguiar had responsibility for finance, information technology, human resources and external communication.  In addition, Mr. de Aguiar retained the title of Chief Winddown Officer at Ames through June 2008.

Gregory J. Henchel	Age 41
     Mr. Henchel has served as our Senior Vice President and General Counsel since October 2005. Mr. Henchel has also served as the Company’s Secretary since August 2008. Prior to joining the Company, Mr. Henchel served Cardinal Health, Inc., a global medical device, pharmaceutical and healthcare technology company, from May 1998 to October 2005 as Assistant General Counsel (2001-2005) and Senior Litigation Counsel (1998-2001). Prior to his service at Cardinal Health, Mr. Henchel was an associate with the law firm of Jones Day from September 1993 to May 1998.

Michael C. Keane	Age 45
     Mr. Keane has served as our Senior Vice President – Human Resources since August 2007. Prior to joining the Company, Mr. Keane served in various capacities at Limited Brands, Inc. including Executive Vice President, Human Resources for the Victoria’s Secret division from October 2006 to August 2007, Senior Vice President, Human Resources Strategy, from April 2006 to October 2006, Executive Vice President, Human Resources for the Apparel Group from March 2005 to March 2006, Vice President, Human Resources and Director, Human Resources for the Express division from August 2000 to February 2005. Prior to his service at Limited Brands, Inc., Mr. Keane served in various Human Resources roles for Borden Foods Corporation and Whirlpool Corporation.

Ronald Robinson	Age 43
     Mr. Robinson has served as our Executive Vice President – Supply Chain since August 2008.  Prior to that time, Mr. Robinson served as the Company’s Executive Vice President — Production Services from February 2008 to August 2008, Senior Vice President – Production Services from March 2007 to February 2008, Senior Vice President – Sourcing, Tech Design and Brand Compliance from February 2005 to March 2007 and as Vice President – Sourcing, Tech Design and Brand Compliance from December 2001 to February 2005.
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
     Below is a table with information providing the number of shares of Tween Brands, Inc.’s common stock beneficially owned by each of the directors of the Company, persons listed in the Summary Compensation Table below, and all of the directors and executive officers of Tween Brands, Inc. as a group.

	Number of
	Shares of Common
	Stock Beneficially		Percent
Name	Owned(1)(2)		of Class
Michael W. Rayden	573,364	(3)	2.3%
Rolando de Aguiar	10,000		*
Gregory J. Henchel	12,974	(4)	*
Michael C. Keane	12,004	(5)	*
Ronald Robinson	30,198	(6)	*
Paul C. Carbone	0		*
Kenneth T. Stevens	0		*
Elizabeth M. Eveillard	48,750	(7)	*
David A. Krinsky	69,500	(8)	*
Philip E. Mallott	69,645	(9)	*
Fredric M. Roberts	45,750	(10)	*
Kenneth J. Strottman	82,000	(11)	*

All directors and executive officers as a group (12 persons)	954,185	(12)	3.8%

*	Less than 1%

(1)	Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised by the named person or shared with a spouse.

(2)	Reflects ownership as of February 28, 2009, except as otherwise provided herein.

(3)	Includes options to purchase 436,597 shares exercisable within 60 days after January 31, 2009.

(4)	Includes options to purchase 8,782 shares exercisable within 60 days after January 31, 2009.

(5)	Includes options to purchase 8,303 shares exercisable within 60 days after January 31, 2009.

(6)	Includes options to purchase 19,865 shares exercisable within 60 days after January 31, 2009.

(7)	Includes options to purchase 25,750 shares exercisable within 60 days after January 31, 2009.

(8)	Includes options to purchase 69,500 shares exercisable within 60 days after January 31, 2009.

(9)	Includes options to purchase 66,645 shares exercisable within 60 days after January 31, 2009.

(10)	Includes options to purchase 45,750 shares exercisable within 60 days after January 31, 2009.

(11)	Includes options to purchase 69,500 shares exercisable within 60 days after January 31, 2009.

(12)	Includes options to purchase 750,692 shares exercisable within 60 days after January 31, 2009, except as otherwise noted, held by all directors and executive officers as a group.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS
     The following table shows the names of owners of the Company’s common stock who, on February 28, 2009 (unless otherwise noted), were known by Tween Brands, Inc. to be beneficial owners of more than 5% of the shares of common stock of the Company.

	Amount
	Beneficially		Percent
Name and Address of Beneficial Owner	Owned(1)		of Class(2)
FMR LLC	3,712,869	(3)	15.0%
82 Devonshire Street Boston, MA 02109

Jefferies Asset Management, LLC	1,724,500	(4)	6.9%
The Metro Center, One Station Place Three North Stamford, Connecticut 06902

Artisan Partners Limited Partnership	1,687,600	(5)	6.8%
875 East Wisconsin Ave., Suite 800 Milwaukee, WI 53202

Barclays Global Investors, NA.	1,645,355	(6)	6.6%
400 Howard Street San Francisco, CA 94105

Jay G. Goldman	1,434,120	(7)	5.8%
c/o J. Goldman & Co. LP 152 West 57th Street New York, New York 10019

Fisher Investments	1,253,041	(8)	5.0%
13100 Skyline Blvd. Woodside, CA 94062

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2)	“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2009, plus the number of shares such person has the right to acquire within 60 days of February 28, 2009.

(3)	Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 17, 2009, by FMR LLC, which is predominantly owned by members of the family of Edward C. Johnson 3d, chairman of FMR LLC. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 is also the beneficial owner of the shares reported. Fidelity Dividend Growth Fund, an investment company registered under the Investment Company Act of 1940 is the beneficial owner of 2,133,500 of the shares reported.

(4)	Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on January 20, 2009, by Jefferies Asset Management, LLC as investment manager to Jefferies RTS Master Fund, Ltd.

(5)	Based on information filed jointly on Schedule 13G/A with the Securities and Exchange Commission on February 13, 2009, by Artisan Partners Limited Partnership; Artisan Investment Corporation, the general partner of Artisan Partners

Limited Partnership; ZFIC, Inc., the sole stockholder of Artisan Investment Corporation; Andrew A. Ziegler; and Carlene M. Ziegler.

(6)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 5, 2009, by Barclays Global Investors, N.A., Barclays Global Fund Advisors, which is the beneficial owner of 1,052,808 of the shares reported, and Barclays Global Investors, Ltd, which is the beneficial owner of 15,686 of the shares reported.

(7)	Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 17, 2009, by Jay Goldman Asset Management, L.L.C., which is the beneficial owner of 1,341,643 of the shares reported, J. Goldman Capital GP LLC, which is the beneficial owner of 92,477 of the shares reported, and Jay G. Goldman.

(8)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 5, 2008, by Fisher Investments.
EXECUTIVE COMPENSATION
     The following information provides discussion, analysis and data tables regarding the compensation of our named executive officers (“NEOs”), who are those officers listed in our Summary Compensation Table on page 25.
Compensation Discussion and Analysis
     We have prepared this Compensation Discussion and Analysis (“CD&A”) to provide our perspective on executive compensation and to build an understanding of our compensation policies and our decisions regarding compensation for our NEOs. We recommend reviewing the various executive compensation tables below in conjunction with this CD&A. Unless otherwise noted, the policies, plans and other information in this CD&A apply to all of our NEOs. Our CD&A covers the following topics:
•	the role of the Compensation Committee in setting executive compensation;

•	our compensation philosophy and its underlying principles – including the objectives of our executive compensation program and what it is designed to reward;

•	our process for setting executive compensation; and

•	the elements of our executive compensation program – including a discussion of why we choose to pay each element of compensation, how we determine the amount of such element, and how each element fits into our overall compensation objectives and “total compensation” for our NEOs.
     The Compensation Committee
     The Compensation Committee (referred to herein as the “Committee”) was appointed by our Board of Directors and is governed by a written charter that is available in the corporate governance section of our website, www.tweenbrands.com. The Committee members are Fredric M. Roberts, Chairman, Elizabeth M. Eveillard and Philip E. Mallott. Nancy J. Kramer was a member of the Compensation Committee until she resigned from the Board of Directors on May 22, 2008, at which time Mr. Krinsky was appointed to the Committee. Mr. Krinsky resigned from the Committee in November 2008 and in February 2009 Mr. Mallott was appointed to the Committee. Our Board of Directors has determined that each of the Committee members is independent under the standards of independence established by NYSE Rule 303A.02. In addition, each of the Committee members is a “non-associate” director as defined by Rule 16b-3 under the Securities Exchange of 1934 and an “outside director” as defined by the Internal Revenue Code.
     Pursuant to its charter, the Committee has the authority and responsibility to:
•	discharge the Board’s responsibilities relating to executive compensation, including the review and approval of our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

•	review and approve on an annual basis the corporate goals and objectives with respect to the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of such goals and objectives at least once a year and, based on such evaluation, set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	review and approve on an annual basis the evaluation process and compensation structure for our other executive officers and to evaluate and approve the annual compensation for such executive officers, including salary, bonus, incentive and equity compensation;

•	administer and review our compensation programs and plans, including, but not limited to, our incentive compensation, equity, and qualified and non-qualified benefit plans;

•	establish and periodically review policies for the administration of our executive compensation program;

•	approve employment arrangements with executives;

•	review recommendations to create, amend or terminate certain compensation and benefit plans and to make a decision whether or not to approve of such recommendations; and

•	recommend to the Board the compensation arrangements with non-associate directors.
     The Committee has the sole authority, to the extent it deems necessary or appropriate, to retain any compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve any such firm’s fees. In fiscal 2008, the Committee engaged Hay Group, Inc. (“Hay”) for this purpose. A description of Hay’s role can be found under “Compensation Benchmarking Process” beginning on page 13. The Committee also has the authority to obtain the advice and assistance from internal or external legal, accounting or other advisors, and may request any officer or employee of our Company, our outside counsel or registered independent public accounting firm to attend a meeting of the Committee or meet with any member of, or consultants to, the Committee.
     The Committee meets as often as its members deem necessary to execute its duties and responsibilities. It held six meetings during fiscal 2008. Mr. Roberts works in conjunction with our Chief Executive Officer and Senior Vice President of Human Resources to establish the meeting agenda. The Committee typically meets with the Chief Executive Officer, Chief Financial Officer, Senior Vice President of Human Resources and outside advisors and, where appropriate, other executive officers of our Company. In addition, the Committee regularly meets in executive session without management. Generally, the Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.
     Compensation Philosophy
     The philosophy of the Committee is to make compensation decisions based on an executive compensation program that is designed to meet the following objectives:
•	to attract and retain qualified executives;

•	to reward and reinforce performance and results;

•	to provide incentives for future performance and results; and

•	to align our NEOs’ financial interests with our stockholders’ financial interests.
     The Committee believes that an executive compensation program designed with these objectives in mind has a direct impact on the success of the business by helping to ensure we have qualified executive talent in the right positions at the right time. Our executive compensation program helps ensure that our leadership group is focused on performing effectively to deliver results and build long-term stockholder value.

     Our philosophy is built on the following principles:
     (1) Pay for performance:
     We believe in paying for results. A significant amount of compensation for our NEOs is “at risk,” including incentive compensation, equity compensation, and annual base salary increases. Incentive compensation directly links our performance to pay by making a substantial portion of the NEO’s total compensation contingent upon the achievement of corporate performance objectives. In addition, we also compensate our NEOs through the use of equity-based awards. We believe that the grant of equity-based compensation is an effective means of linking NEO compensation and stockholder gains. The performance targets used in our compensation of NEOs typically require that we attain specific, pre-set financial goals for the NEOs to earn cash incentive compensation and for the vesting of restricted stock awards (which also have service based vesting requirements). While stock option grants vest based on service and do not have financial performance goals, the value of these options will increase only if our stock price increases, thereby aligning compensation with stockholder interests.
     We also believe that total compensation and accountability should generally increase with position and responsibility. Among our NEOs, individuals with a greater ability to impact the achievement of the Company’s performance targets bear a greater portion of the risk if goals are not achieved and reap a greater reward if goals are achieved.
     (2) Pay competitively:
     We are committed to providing a total compensation program designed to attract the best senior leaders to our business and retain the best and most consistent performers. To achieve this goal, we periodically compare our pay practices and overall pay levels with other leading retail companies, and where appropriate, non-retail companies, and adjust our compensation programs based on this review, as needed.
     In order to attract and retain top executive talent and to compete in Columbus, Ohio (which is highly competitive due to the home office presence of several national retailers), we strive to provide our NEOs with a total compensation package that is competitive with our Company’s peer group. There is more information regarding our benchmarking process and our peer groups under “Compensation Benchmarking Process” beginning on page 13.
     (3) Pay equitably:
     We believe that it is important to apply generally consistent guidelines for substantially all associate compensation programs across our Company, considering the size of the business unit, area of responsibility, complexity, development stage, competitive environment, performance of our Company and the performance of the individual executive.
     In short, we strive to provide NEOs with similar qualifications, responsibilities, performance and impact with similar compensation opportunities.
     Compensation Tax Philosophy
     Internal Revenue Code Section 162(m) bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year unless objective performance criteria are set by the Committee prior to or within 90 days after the beginning of a performance period but in no event after 25% of the performance period has elapsed (or such earlier or later date as is permitted by Section 162(m)). Generally, we intend that compensation paid to NEOs shall be deductible to the fullest extent permitted by law. We may make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.
     In fiscal 2008, $3,566,713 of compensation will be non-deductible. Of this amount, the vast majority was directly related to Mr. Rayden’s decision to withdraw certain amounts from his nonqualified deferred compensation account.  Only Mr. Rayden had a base salary in excess of $1 million. No other NEOs had a base salary and perquisites that exceeded $1 million.

     Compensation Benchmarking Process
     From time to time the Compensation Committee engages an independent consulting firm to advise it with respect to executive compensation and board of director compensation. For fiscal 2008, the Committee engaged Hay for this purpose. Hay reported its findings to the Committee at the November 2008 meeting. Hay provided averages, percentiles and normative data from salary surveys and provided specific data from proxy statements of a peer group of competitors and similar organizations. This report included information on relative company performance, as well as relative compensation positioning of the Company’s NEOs.
     Hay included the following companies in our peer group in its report to the Committee for fiscal 2008:

•	Aeropostale	•	Chico’s FAS	•	Gymboree	•	Urban Outfitters
•	bebe stores	•	Children’s Place Retail Stores	•	Hot Topic	•	Wet Seal
•	Buckle	•	Coldwater Creek	•	J. Crew
•	Cato	•	DSW	•	New York & Company
•	Charlotte Russe	•	Guess	•	Pacific Sunwear
This group is largely representative of our industry, business focus and size.
     In 2008, Hay compared our performance on several different financial indicators against the peer group. These indicators included:
•	sales;

•	market value;

•	total shareholder return;

•	sales growth;

•	operating income growth;

•	net income growth;

•	EPS (basic) growth;

•	return on average equity; and

•	comparable store sales.
     The Committee reviewed our NEOs’ total direct compensation (cash plus equity) as compared to the 50th and 75th percentiles of our peer group as part of this process. The Committee believes that the current compensation levels and practices for our NEOs are largely consistent with our compensation philosophy and desired position within the market.
     Compensation Committee Process for Determining Executive Compensation
     A substantial amount of the Committee’s annual cycle of work relates to the determination of compensation for our executive officers, including our Chief Executive Officer. Generally, at the beginning of the first quarter of our fiscal year, the Committee makes determinations of base salary compensation, incentive compensation opportunity for the year and incentive compensation targets for the Spring season (February – July), and equity grants for executive officers, including our Chief Executive Officer. For a discussion of each individual element of compensation and how it is specifically determined, refer to “Compensation Program Elements” beginning on page 14. Generally at the beginning of the third quarter of our fiscal year, the Committee meets to determine incentive compensation targets for the Fall season (August – January).
     Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process is not a rigid yearly process with fixed beginning and end points. Rather, our compensation philosophy and principles guide our compensation decisions throughout the year. The Committee believes that evaluation of executive performance, business and succession planning, and considerations of our business environment are year-round processes and the Committee members monitor these as such. As discussed in “Compensation Benchmarking Process” above, for fiscal 2008, the Committee engaged Hay to assist the Committee in reviewing its executive compensation determinations, and Hay reported to the Committee at the November 2008 meeting.
     Our Chief Executive Officer is not permitted to be present during deliberations or voting on his compensation. During this process, the Committee reviews and approves any new corporate goals and objectives with respect to compensation for our Chief Executive Officer. In light of the established goals and objectives the Committee evaluates the performance of the Chief Executive Officer and, based upon these evaluations, sets the Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves on an annual basis the evaluation and compensation structure for the Company’s other executive officers, including approval of base salary, bonus, incentive and equity compensation. Our Chief Executive Officer, and Senior Vice President of Human Resources are present and provide input at the meeting and deliberations on the compensation of the Company’s other executive officers (other than themselves) but are not permitted to be present at the vote.
     Compensation Program Elements
     In fiscal 2008, our NEOs received, or were eligible to receive, the following elements of compensation:
•	salary;

•	incentive compensation;

•	equity compensation;

•	deferred compensation;

•	retirement benefits;

•	perquisites; and

•	health and welfare benefits.
     The Committee carefully considered and chose each compensation program element as a critical component in a comprehensive “total compensation” package. Each element is intended to reward and motivate executives in different ways consistent with our overall compensation principles and philosophy. Each of the elements has a critical relationship with one another with each focusing and rewarding different areas of performance or accountability. These elements are necessary for us to achieve our compensation program objectives.
     (1) Salary:
     Salary is also referred to as base salary or base compensation. Salary is the most fundamental of all our compensation program elements. Providing a competitive salary to our NEOs is essential in achieving one of our compensation program objectives: to “attract and retain qualified executives.”
     The Committee annually reviews and approves the compensation package of each NEO, including base salary. The Committee considers an individual’s qualifications and experience in setting our executives’ initial base salary, including those executive officers who are hired from the outside and those who are promoted from within. In determining base salary amounts and increases, the Committee considers the size and responsibility of the individual’s position, the business unit’s overall performance, the individual’s overall performance and future potential, and the base salaries and merit increases paid by competitors to employees in comparable positions. Individual performance is measured against various factors including but not limited to the following:
•	seasonal and annual business goals;

•	business performance and execution goals; and

•	the recruitment, development and retention of future leadership talent.
     The Committee considers these factors subjectively in the aggregate. Because the Committee believes that each of these factors is significant and the relevance of each factor may vary depending on the duties and responsibilities of each executive officer, the Committee does not assign a formula weight to any single factor in determining a base salary amount or increase.
     In February 2006, based on peer company total direct compensation benchmark information provided by Mercer Human Resources Consulting, an independent consulting firm, and the Committee’s evaluation of his total compensation package, the Committee determined to maintain the base salary of Mr. Rayden, our Chairman and Chief Executive Officer, at the current level for three fiscal years (2006 — 2008).
     In February 2008, Mr. Rayden and Mr. Keane, our Senior Vice President of Human Resources, presented pay recommendations to the Committee for the other NEOs. These recommendations were researched and developed by the Company’s Human Resources Department under the direction of Mr. Keane and reviewed prior to the meeting by Mr. Rayden. Several factors were taken into consideration when making these recommendations including:
•	individual and Company performance and business needs;

•	internal pay equity where applicable; and

•	incumbent pay history.
     In addition, Mr. Rayden and Mr. Keane provided the Committee with a performance rating summary report on each of the NEOs with examples and justification for each rating. The Committee took this information into consideration before approving base salary increases for Messrs. Keane and Henchel. These changes in base salary (merit increases) were effective March 16, 2008 and are reflected in the Summary Compensation Table where applicable.
     In February 2009, the Committee approved management’s recommendation that there be no pay increases for the Company’s NEOs for fiscal 2009.
     (2) Incentive Compensation Plan:
     Incentive Compensation (“IC”) under our Incentive Compensation Performance Plan (“IC Plan”) is designed to provide a competitive compensation program for recruiting and retaining executive talent, and a short-term incentive/reward program that aligns pay with performance and motivates our executives to achieve results within a given fiscal year. Our stockholders approved the terms of our IC Plan, which is designed to satisfy the provisions of Section 162(m) of the Internal Revenue Code, on May 13, 2004, at the 2004 Annual Meeting of Stockholders. In order for our IC Plan to be considered a performance-based incentive plan, the relevant performance outcome must be substantially uncertain at the time the performance target is established and the target must be communicated to the executive. Our IC Plan meets these criteria.
     Because of the unique nature of specialty retail businesses like Tween Brands, we need to be positioned to be flexible and be able to evaluate ourselves every six months, as needed. Our IC Plan has been designed with this need in mind. Rather than setting annual targets with annual payouts, we set semi-annual targets with semi-annual payouts.
     Our IC Plan provides for incentive payments to our NEOs based on the level of achievement of pre-established financial goals for each of two operating seasons – the Spring season, which is our first and second fiscal quarters and generally runs from February through July, and the Fall season, which is our third and fourth fiscal quarters and generally runs from August through January. The incentive compensation plan for each of the two seasons is independent, so that participants could earn incentive compensation for one of the seasons and not the other. We believe that this provides an incentive for our NEOs to perform in each of our two basic operating seasons and accurately reflects the “rhythm” of the business. If we used an annual measurement period instead, it is possible that our NEOs would not be appropriately motivated in the Fall season if the Spring season results were so poor that the annual target appeared unachievable.
     Since we became an independent public company in 1999, we have divided our incentive compensation plan into the two separate seasons. We have consistently weighted the two seasons of the incentive compensation plan at Spring: 40% and Fall: 60%, to recognize that our Fall season is larger in terms of revenues and profit opportunity. Although the Fall season generally represents more than 60% of our profit opportunity, we believe that the 40%-60% weighting is appropriate to provide incentive for performance in both seasons.
     Target incentive compensation opportunities are established annually for each eligible participant and stated as a specific percentage of base salary. The table below shows the incentive compensation opportunities assigned by the Compensation Committee to our NEOs for fiscal 2008. If the threshold target is achieved, the amount of cash incentive compensation paid to participating executives can range from 20% (threshold) of target to 200% (maximum) of target, based upon the extent to which performance goals are achieved or exceeded.
     The Committee establishes the goals under the IC Plan for each of the Spring and Fall seasons. These financial performance goals are generally determined near the beginning of the measurement period, typically within 20 to 30 days after the start of the measurement period, and are based on an analysis of historical performance and growth expectations for our business and progress toward achieving our long-range strategic plan for the business.
     The financial goals for the Spring 2008 and Fall 2008 seasons were based on our operating income for each such season. In setting the threshold, target and maximum target amounts, the Committee considered last year’s actual performance, market trends, business projections and extraordinary events or significant accounting or related changes. In general, the target amount of operating earnings necessary to achieve 100% payout is the actual operating earnings achieved for the same season in the previous year plus 15%. The threshold operating income typically required for any payout is the actual operating income earned for the same season in the prior year and if achieved IC is paid at 20% of the individual’s target opportunity. The operating income amount necessary to achieve the maximum payout is typically set at an appropriate amount that requires outstanding performance, at or beyond 15% growth in operating income, for the season.
     The operating income growth targets for Spring 2008 for each of our NEOs were: (i) operating income equal to the actual operating income for Spring 2007 (“Actual Spring 2007 OI”) to achieve 20% (threshold) cash incentive compensation; (ii) a 15% increase over Actual Spring 2007 OI to achieve 100% (par) cash incentive compensation; and (iii) a 25% increase over Actual Spring 2007 OI to achieve 200% (maximum) cash incentive compensation. Based primarily on the economic outlook at the time, the Committee elected to modify the normal goal process for the Fall season. The operating income growth targets for Fall 2008 were: (i) operating income of 22.5% less than the actual operating income for Fall 2007 (“Actual Fall 2007 OI”) to achieve 20% (threshold) cash incentive compensation, (ii) operating income equal to Actual Fall 2007 OI to achieve 100% (par) cash incentive compensation; and (iii) a 15% increase over Actual Fall 2007 OI to achieve 200% (maximum) cash incentive compensation.
     The Committee believes that the 2008 seasonal IC goals represented an appropriate and substantial degree of difficulty for achieving a payout. As shown in the table below, no IC was awarded for either season in 2008.
     The maximum cash amount payable to any participant may not exceed $3,000,000 in any year under the terms of the IC Plan. If the threshold target is not met, no payouts are made. Plan participants may receive other forms of awards if performance exceeds the 200% Maximum Target (see “Restricted Stock – Achievement of Greater that 200% Payout Level under IC Plan” on page 20) or the participant elects stock in lieu of cash payment (see “Stock for Cash” on page 20.)

Incentive Compensation Opportunities for Fiscal Year 2008 by NEO

	As a Percentage of Base Salary
	Threshold		Maximum
	(20% of		(200% of
Named Executive Officers	Target)	Target	Target)
Michael W. Rayden	24%	120%	240%
Rolando de Aguiar	12%	60%	120%
Gregory J. Henchel	9%	45%	90%
Michael Keane	13%	65%	130%
Ronald Robinson	12%	60%	120%
Kenneth T. Stevens(1)	20%	100%	200%
Paul C. Carbone(2)	8%	40%	80%

(1)	Mr. Stevens resigned as our President and Chief Operating Officer, effective June 27, 2008. He is deemed to be a named executive officer because he served as the Company’s Principal Financial Officer during fiscal 2008.

(2)	Mr. Carbone resigned as our Senior Vice President and Chief Financial Officer, effective February 19, 2008. He is deemed to be an executive officer because he served as the Company’s Principal Financial Officer during fiscal 2008.
     The table below shows the actual IC Plan payout factors achieved for each of the past five fiscal years consisting of ten seasons related to incentive payments to NEOs:
Incentive Compensation Payout Factors Achieved for Fiscal Years 2004-2008

Fiscal Year	Spring	Fall
2008	0%	0%
2007	0%	76%
2006	200%	55%
2005	176%	200%
2004	75%	200%
     The seasonal achieved payout factor is (i) multiplied by the NEO’s target IC opportunity expressed as a percentage of base salary, (ii) multiplied by the seasonal weight (40% for Spring and 60% for Fall), and (iii) multiplied by the NEO’s base salary to arrive at the NEO’s IC for the season.
     As shown in the table above, our IC payout factors over the past ten seasons have ranged from zero to a maximum 200%, depending on our financial performance against the pre-established financial goals. Generally, for those seasons where we did not perform as expected, the IC was either not awarded or was less than the target payout factor. For example, our NEOs earned no IC for either season in 2008 or Spring 2007. When we performed above expected levels, our NEOs earned at a rate higher than the target payout factor. For example, our NEOs earned cash IC at a payout factor of 200% for Fall 2004, Fall 2005 and Spring 2006.

     The calculation of the cash amount of IC earned by an NEO under our IC Plan is dependent on the target IC opportunity as a percentage of base salary assigned to the NEO for that year, the level of our performance against the financial goals for each season (the payout factor, which ranges from 20% at threshold to 200% at maximum), and the seasonal weight. No cash IC payments are made if we do not meet our threshold performance target. When the performance results fall somewhere between the threshold and target amounts or between the target and maximum amounts, the IC payout is prorated accordingly.
     As an example, if an executive’s base salary is $400,000 and her assigned target IC opportunity percentage is 50%, she would earn $40,000 of cash IC if both seasonal targets were met at the threshold level ($400,000 x 50% x 20%). She would earn $200,000 of cash IC if both seasonal targets were achieved at the target level ($400,000 x 50% x 100%). She would earn $400,000 of cash IC if both seasonal targets were achieved at or above the maximum level ($400,000 x 50% x 200%).
     To demonstrate how these IC amounts may vary by season, consider another example with an executive who has a base salary of $400,000 and an assigned IC target percentage of 50%. Assume that achieved performance is at the target level for the Spring season and mid-way between threshold and target level for the Fall season. In this example, because the Spring season has a 40% weight, a Spring target level payout is $80,000 ($400,000 x 50% x 100% x 40%) for the executive. The Fall season has a 60% weight and because our performance is mid-way between the threshold and target levels (i.e., at the 60% level), the NEO in this example will have a cash IC payout of $72,000 ($400,000 x 50% x 60% x 60%).
     (3) Equity Compensation:
     The Committee believes that continued emphasis on equity-based compensation opportunities encourages a high level of long-term performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. Equity compensation serves to attract and retain the best available individuals to serve as our NEOs. Equity compensation is intended to motivate our NEOs to contribute to our future growth and profitability and to reward their performance in a manner that:
•	provides them with a means to increase their holdings of the common stock of our Company; and

•	aligns their interests with the interests of the stockholders of the Company.
     Equity compensation is granted to our NEOs under our 1999 or 2005 Stock Option and Performance Incentive Plan (collectively, the “Plans”). The Committee determines the award opportunity level for each NEO based on the individual’s responsibility level and potential within our Company, competitive practices, the number of shares available for grant, business needs, individual and Company performance, and the market price of our common stock.
     In 2008, we awarded restricted stock awards and stock options to NEOs in the amounts set forth in the Summary Compensation Table beginning on page 25 and Grants of Plan-Based Awards Table found below beginning on page 28, based on the following division and excluding the extraordinary stock option grants made in August 2008 (as described below):
•	50% of the overall grant value was awarded as stock options. The options were valued using the Black-Scholes valuation method. The exercise price of the options was equal to the closing price on the grant date. For a discussion of the assumptions underlying the Black Scholes valuation method, please refer to Note 1 to our Financial Statements found in Item 8 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

•	50% of the overall grant value was awarded as restricted stock. For the NEOs, 60% of this restricted stock grant was awarded with performance-vesting requirements tied to future earnings per share, and 40% of this restricted stock grant was awarded with performance-vesting requirements tied to future operating income, as discussed below. Both grants have a service (time) vesting requirement in addition to the performance-vesting criteria.

     For example, if the annual grant value for the executive is $400,000, then 50% or $200,000 is awarded as stock options and the remaining $200,000 is awarded as restricted stock. In our example, assuming the closing stock price is $10 on the grant date with a Black-Scholes value of $5, the grant would be as follows:
     Stock Options
•	$200,000 divided by $5 = 40,000 stock options granted.
     Restricted Stock
•	$200,000 times 60% = $120,000. $120,000 divided by $10 = 12,000 restricted shares with performance-vesting criteria tied to achievement of earnings per share targets.

•	$200,000 times 40% = $80,000. $80,000 divided by $10 = 8,000 restricted shares with performance-vesting criteria tied to achievement of operating income targets.
     Total Grant
•	Total grant is 40,000 stock options and 20,000 restricted shares.
     At the February 2006 Compensation Committee meeting, the Committee determined that, depending on performance and in consideration of his total compensation package, Mr. Rayden would not be granted more than 60,000 shares annually for fiscal years 2006 — 2008, with such shares to be divided equally by value between stock options and restricted shares using the above formula. At the time this decision was made, the maximum number of shares was lower than the amount Mr. Rayden received during any fiscal year since we had become an independent public company in August 1999. The intent of this limitation of equity grants for the three year period was partly in recognition of the fact that Mr. Rayden’s total cash compensation, in the form of base salary and incentive compensation, was higher than the peer group chief executive officers.
          (a) 2008 Restricted Stock Performance-Vesting Requirement – 60% Grant:
     Sixty percent of the typical annual restricted stock award grant is awarded with both a service and performance-vesting criterion. The grant has a 2-year cliff vesting feature assuming continued service as an employee of our Company. The performance-vesting feature of the grant is based on the achievement of reasonable average earnings per share growth rate target that is measured over the 2-year period. If we achieve at least the same earnings per share for the 2-year period, the threshold target, then 25% of the shares vest upon the 2-year cliff vesting date. If our earnings per share grow at or above the maximum target rate, which is a compounded 10% increase in our earnings per share for the 2-year period, then 100% of the shares vest upon the 2-year cliff vesting date. If our earnings per share grow at a rate between the threshold and maximum rate, then a pro rata amount between 25% and 100% of the shares vest upon the 2-year cliff vesting date. No shares vest if earnings per share grow at less than the threshold rate. In February 2008, the Compensation Committee determined that the earnings per share targets for the 2007 grants did not consider, and were therefore not adjusted, for the fact that the prior year, 2006, was a 53 week year. To be consistent, the Committee approved an adjustment to the 2007 grant targets to put it on par with a 52 week year. This resulted in slightly smaller cumulative earnings per share growth over 2007 and 2008 necessary for this grant to vest. For 2008, we did not achieve the earnings per share growth necessary to meet the performance-vesting criterion for the 2007 grant to vest February 2009.
          (b) 2008 Restricted Stock Performance-Vesting Requirement – 40% Grant:
     Forty percent of the typical annual restricted stock award grant is awarded with performance and service-based vesting criterion. For the 2008 grant, the shares will vest 25% per year over a 4-year period beginning on the first anniversary of the date of grant, assuming continued service as an employee of our Company, and if certain operating income levels are achieved by the Company for Spring 2008, Fall 2008 or Spring 2009. Our operating income goals are any of the following: (i) Spring season 2008 operating income must have an increase of at least 2% over Spring season 2007, (ii) Fall season 2008 operating income must have an increase of at least 2% over Fall season 2007, or (iii) Spring season 2009 operating income must have an increase of at least 2% over Spring season 2008.

     Since the operating income goals were not achieved for Fall 2008, if these goals are achieved in Spring 2009, then no shares will vest on the first anniversary of the date of grant. Instead, 50% of the shares would vest on the second anniversary of the grant date, and 25% would vest on each of the third and fourth anniversaries of the date of grant, assuming continued employment and continued eligibility under the Plans.
     If none of the seasonal operating income goals are attained, none of the shares would vest and all of the shares would be forfeited. For more information on the restricted stock grants refer to the Grants of Plan-Based Awards table below on page 29.
          (c) Extraordinary Grants of Stock Options:
     In August 2008 we awarded a one-time extraordinary grant of stock options to our NEOs to promote retention and motivation in connection with the restructuring of the Company to operate under a single store brand, Justice. This grant of stock options is reflected in the Summary Compensation Table beginning on page 25 and Grants of Plan-Based Awards Table found below beginning on page 28. The Committee determined that the one-time grant would be made entirely in options, as opposed to a mix of restricted shares and options, and that the options would vest over four years at the rate of 25% per year in order to provide a long term incentive for our NEOs’ commitment to the Company following the restructuring. This grant was made in lieu of the annual grant that has historically been made in February of previous years. The size of the grants were smaller than would ordinarily have been the practice for annual grants made in February 2009.
          (d) Restricted Stock – Achievement of Greater than 200% Payout Level under IC Plan:
     Payout amounts under the IC Plan between 200% and 300% are payable in shares of restricted stock, which will vest based on continued employment of an NEO for one year after Compensation Committee certification of such award, unless the award vests under other certain circumstances pursuant to the terms of the 2005 Stock Option and Performance Incentive Plan. The Committee determined the level of operating income required for a 300% payout at the same time as the other targets for the Incentive Compensation Plan. The operating income growth target for Spring 2008 to achieve 300% (“stock maximum”) incentive compensation was a 40% increase over the actual operating income for Spring 2007. The operating income growth target for Fall 2008 to achieve 300% stock maximum incentive compensation was a 25% increase over the actual operating income for Fall 2007. Neither of these targets was met.
          (e) Stock For Cash:
     In fiscal 2008, a participant had the option to elect, prior to the beginning of the fiscal year, to receive shares of restricted stock instead of all or part of any IC payout earned for performance during the year. To encourage stock ownership, if restricted stock was elected, the participant would receive stock equal to 125% of the cash value of the corresponding IC payment based on the closing share price on the date IC is paid. The restricted stock would vest based on continued employment of an NEO for one year after the Compensation Committee approves the IC payout, unless the awards vest under other circumstances pursuant to the terms of the 2005 Stock Option and Performance Incentive Plan. In February 2009, the Committee elected to suspend the stock-for-cash feature for any IC paid for fiscal 2009.
          (f) The Timing of Stock Grants; Selection of Stock Option Exercise Prices:
     Annual stock option grants are typically made effective and priced with the closing price on the second day following announcement of our fourth quarter and full year earnings. The date of announcement counts as the first of the two days if such announcement is made prior to the opening of regular trading hours of the New York Stock Exchange. The Committee meets and determines the amounts of such awards on or prior to such date. With respect to any award grants to new associates, such grants are made effective on the employee’s first day of employment.

     (4) Nonqualified Deferred Compensation Earnings:
     We do not offer a defined benefit pension plan to any of our associates, including our NEOs. Therefore, we have no “change in pension value” to report. We do offer a nonqualified deferred compensation (NQDC) plan to our more highly compensated salaried associates (base salary above $145,000 in 2008) who have at least one year of service, including our NEOs. Within the NQDC plan the NEOs can choose between fixed interest and variable interest investment options. Both NEO deferrals and Company money in the form of matching contributions and annual contributions go into the NQDC plan.
     The variable interest options did not provide the NEOs with preferential earnings above that which the fund achieved. The fixed interest option did provide the NEOs with a guaranteed interest rate of 6.75% in 2008. This fixed interest rate was available to all plan participants, not just the NEOs. The fixed interest fund investments realized a 4.45% annual return.
     Our Administrative Committee determines the fixed interest rate amounts for the NQDC plan each year. The Administrative Committee has been given authority from the Board of Directors to administer the employee benefit plans for the Company. The Administrative Committee is a small group of Tween Brands executives who meet periodically to review and administer our benefit plans.
     The Administrative Committee approved a fixed rate of 4.25% for 2009. This fixed interest rate does not play a significant role in the Compensation Committee’s determination of the amounts of other compensation program elements.
     (5) All Other Compensation:
     The All Other Compensation category in our Summary Compensation Table beginning on page 25 primarily consists of these items:
•	annual employer contributions into the retirement/401(k) plan;

•	employer contributions into the nonqualified deferred compensation plan;

•	employer-paid premiums for life insurance;

•	tax gross-ups;

•	perquisites; and

•	amounts paid or accrued in connection with a termination of employment.
          (a) Retirement:
     We sponsor a qualified retirement and 401(k) plan for eligible associates. This plan allows NEOs to defer a portion of their total cash compensation (up to IRS limits) into this retirement account on a pre-tax basis. Neither our NEOs nor any other NQDC plan participants receive a Company match on any money they defer into the 401(k).
     In 2008, we made an annual contribution into the retirement plan for eligible associates, including the NEOs, as follows: (i) for associates with less than five years of service: a 3% contribution on all eligible compensation up to the Social Security wage base ($102,000 in 2008), plus a 6% contribution on all eligible compensation above the Social Security wage base up to the compensation limit ($230,000 in 2008); or (ii) for associates with five or more years of service: a 4% contribution on all eligible compensation up to the Social Security wage base ($102,000 in 2008), plus a 7% contribution on all eligible compensation above the Social Security wage base up to the compensation limit ($230,000 in 2008).
     These annual employer contribution amounts to NEOs are included in the Summary Compensation Table’s All Other Compensation column on page 25.

     The Committee elected to suspend the annual contribution into the retirement plan for all participants for the 2008 plan year.
          (b) Deferred Compensation:
     We sponsor a nonqualified supplemental retirement and deferred compensation plan for eligible associates who have at least one year of service. This plan is designed to be a supplemental plan and as of the end of fiscal 2008 the plan had 11 active participants. This compensation element is designed to reward and promote continued employment with Tween Brands. The base salary threshold for participation in the plan was $145,000 in 2008 and has increased to $150,000 in 2009. Participants can defer up to 50% of their cash compensation (base compensation and incentive compensation) into this plan. Please also refer to our discussion above under “Compensation Program Elements – Nonqualified Deferred Compensation Earnings.”
     Participants receive a 2-for-1 Company match on the first 3% they defer into the plan. This Company matching contribution was suspended effective April 1, 2009.
     In addition, we make an annual contribution into the plan for eligible participants, including the NEOs, as follows: (i) for associates with less than five years of service, a 6% contribution on all eligible cash compensation above the compensation limit ($230,000 in 2008); or (ii) for associates with five or more years of service, an 8% contribution on all eligible cash compensation above the compensation limit ($230,000 in 2008). The Committee elected to suspend the annual contribution into the plan for all participants for the 2008 plan year.
     Participants are responsible for paying Social Security and Medicare taxes on employer matching contributions to the NQDC plan. Unlike federal and state taxes, these taxes are not deferred on matching contributions. As a result, we “gross up” the employer matching contributions for the participants to offset the impact of these taxes.
     These employer matching and annual employer contribution amounts are included in the Summary Compensation Table’s All Other Compensation column on page 25.
     A plan feature that promotes retention is the vesting requirement. The NEOs’ own deferrals are, of course, always 100% vested; however, our Company matching contributions have a 6-year graduated vesting schedule and our annual Company contributions have a 7-year graduated vesting schedule.
     Historically, the Company has used Corporate Owned Life Insurance (COLI) policies to finance the plan obligation and was the beneficiary for the death benefit. The Company provides participants with an in-service death benefit while actively employed with the Company equal to the sum of the average annual base salary and the average annual bonus, if applicable, of the participant over the last four years. These policies are often maintained by us even after participants terminate or retire from the Company. The in-service death benefit under the plan was eliminated in January 2009.
     For more information and individual contribution amounts please refer to the Nonqualified Deferred Compensation Table on page 32.

          (c) Employer-Paid Premiums for Life Insurance:
     We provide each of our NEOs with basic group term life insurance with a death benefit equal to four times their annual base salary up to a maximum of $1.5 million of insurance. This element of compensation, though relatively small, provides an additional item to the overall compensation package which strengthens our ability to recruit and retain talented executives.
     We provide Mr. Rayden with an individual term life insurance policy that has a death benefit of $5,000,000 to be paid to his beneficiary in the event of his death.
     For specific premium amounts paid, please refer to the Summary Compensation Table’s All Other Compensation column and footnotes on page 25.
          (d) Gross-Ups:
     A gross-up occurs when we make a payment to an NEO to offset taxes associated with a specific benefit. We provide gross-ups for NEOs for:
•	taxable relocation expenses;

•	Social Security and Medicare taxes on Company contributions and earnings to the non-qualified deferred compensation plan; and

•	imputed income from the individual life insurance policy for Mr. Rayden.
In fiscal 2008, our gross-up expenses were:
•	$26,780 for NEO relocation gross-up expenses;

•	$10,996 for taxes on Company contributions to the non-qualified deferred compensation accounts on behalf of all NEOs; and

•	$12,053 for imputed income on Mr. Rayden’s individual life insurance policy.
          (e) Perquisites:
     We do not currently offer any notable perquisites to our NEOs, other than to Mr. Rayden. Mr. Rayden receives limited personal use of our aircraft while Mr. Rayden serves as our Chief Executive Officer, provided that:
•	such personal use does not conflict with our business use of the aircraft; and

•	Mr. Rayden reimburses the Company for the aggregate incremental cost of such personal use in excess of $200,000 each fiscal year, with such cost calculated in the manner the Company uses to report such costs in its annual proxy statements for purposes of disclosure of executive compensation.
     Mr. Rayden is also entitled to carry over any unused aircraft allowance from the prior year (up to a maximum of $50,000), provided that amounts carried over expire if not used in the current year. The Committee provides this amount of aircraft use benefit because the intangible value to Mr. Rayden is greater than the tangible cost to our Company. This perquisite amount is included in the Summary Compensation Table’s All Other Compensation column on page 25.

          (f) Employment/Severance Agreements and Change-In-Control Arrangements:
     We have entered into employment agreements with our NEOs to attract or retain the services of such NEOs. At the present time, we have agreements for employment with each of Messrs. Rayden, de Aguiar, Keane, Henchel, and Robinson. We have also entered into a separate agreement with Mr. Rayden that includes severance terms under various circumstances following a change in control of our Company. We also entered into a Separation Pay, Confidentiality & Non-Competition Agreement with Mr. Carbone and a letter agreement specifying the terms of Mr. Carbone’s separation from the Company, and a letter agreement with Mr. Stevens specifying the terms of Mr. Stevens’ separation from the Company. For a discussion of these agreements, please refer to “Agreements with NEOs and Potential Payments upon Termination or Change in Control” beginning on page 32.
     (6) Health and Welfare Benefits:
     In addition to the compensation and benefits programs discussed in this document, we offer our associates, including our NEOs, a comprehensive health and welfare benefits program. This program is designed to provide the associates and their families with comprehensive coverage at competitive rates. We strive to provide our associates with appropriate health benefits (medical, pharmacy, dental, and vision) to help protect the physical, mental and financial health of our associates and their immediate families.
     Stock Ownership Guidelines
     Consistent with the objective to align the financial interests of the Company’s senior executives and directors with those of the Company’s stockholders, pursuant to the Company’s stock ownership guidelines each non-associate member of the Board of Directors and each senior executive are required to own common stock as described in the table below:

Participants	Stock Ownership Requirement Amount
Non-Associate Board Members	Five (5) Times Annual Cash Retainer
Chairman & CEO	Five (5) Times Annual Base Salary
President & COO	Four (4) Times Annual Base Salary
Brand or Division President	Three (3) Times Annual Base Salary
Senior Vice President or Executive Vice President	Two (2) Times Annual Base Salary
     Participants are required to attain the ownership requirements by the later of (i) February 2013, or (ii) five years from the date he or she is elected as a director or appointed, hired or promoted to a senior executive position. Participants are required to make progress toward the requirements of 30% after two years, 60% after three years, 80% after four years, and 100% after five years. For purposes of determining stock ownership under the guidelines, ownership will include (i) shares of common stock owned directly by the participant, including those attained through stock option exercises and the vesting of restricted stock awards, and (ii) shares of common stock owned directly by the participant’s spouse or dependent children.
     Stock ownership will be measured annually. The participant’s salary or retainer, as applicable, and the Company’s average daily closing market price for the past 12 months as of the last day of the fiscal year will be used in determining whether or not a participant is in compliance with the requirements. In the event that a participant falls out of compliance with the guidelines due to (i) an increase in participant’s annual retainer or base salary, (ii) a promotion to a position with a higher ownership requirement, or (iii) a decrease in our stock price, the participant will be required to restore his or her compliance by acquiring additional shares of common stock as soon as reasonably possible by utilizing vested stock awards. Given the recent volatility in the stock market in general and the Company’s stock in particular, the Board expects to review the Company’s stock ownership guidelines in 2009 to determine if adjustments to these guidelines are appropriate.

Summary Compensation Table
     The following table shows the compensation paid by Tween Brands, Inc. to each of the NEOs of the Company for the 2008 fiscal year which began Sunday, February 3, 2008 and ended Saturday, January 31, 2009. For a discussion of the various elements of compensation provided in the table, please refer to the discussion of the various compensation elements in our Compensation Discussion & Analysis under the heading “Compensation Program Elements” beginning on page 14.
SUMMARY COMPENSATION TABLE FOR FISCAL 2008

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Michael W. Rayden	2008	1,050,000	—	1,514,131	539,672	—	125,630	293,333	3,522,766
Chairman of the Board and	2007	1,050,000	420,000	1,780,935	565,632	574,560	59,709	446,450	4,897,286
Chief Executive Officer	2006	1,050,000	—	2,118,474	392,187	1,423,800	48,007	710,701	5,743,169

Rolando de Aguiar	2008	301,442	—	42,503	53,213	—	—	88,406	485,564
Chief Financial Officer	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Gregory J. Henchel	2008	302,692	—	49,876	62,731	—	480	20,272	436,051
Senior Vice President,	2007	286,923	40,000	51,408	40,151	52,896	72	33,669	505,119
General Counsel	2006	250,000	—	70,397	24,254	113,000	3	4,067	461,721

Michael C. Keane	2008	451,000	—	156,025	109,619	—	57	13,085	729,786
Senior Vice President –	2007	199,692	155,000	76,797	39,719	130,416	—	383	602,007
Human Resources	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Ronald Robinson	2008	443,750	—	155,728	94,527	—	2,976	38,104	735,085
Executive Vice President –	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Supply Chain	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Kenneth T. Stevens(6)	2008	353,846	—	—	—	—	799	439,205	793,850
President and Chief	2007	800,000	585,000	528,950	205,250	364,800	—	4,525	2,488,525
Operating Officer	2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Paul C. Carbone(7)	2008	68,676	—	—	—	—	254	240,393	309,323
Senior Vice President and	2007	360,385	50,000	45,421	30,750	68,400	42	23,059	578,057
Chief Financial Officer	2006	123,750	82,100	24,891	9,594	42,900	—	916	284,151

(1)	Figures include amounts which a named executive officer has elected to defer under the terms of the Company’s supplemental retirement and deferred compensation plan. For more information and individual contribution amounts, please refer to the “Nonqualified Deferred Compensation Table” on page 32.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding any estimate of forfeitures during the year, but accounting for any actual forfeitures by an NEO during the fiscal year. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 1 to the Company’s Financial Statements, which are set forth in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

(3)	Represents the total of the performance-based incentive compensation earned for the spring and fall selling seasons, which is discussed in further detail under the heading “Executive Compensation – Compensation Discussion and Analysis – Incentive Compensation Plan” beginning on page 15.

(4)	Represents above-market earnings on the fixed interest investment option for deferred compensation under the Company’s NQDC plan equal to 1.18%, 0.18%, and 1.51% of earnings for 2006, 2007, and 2008, respectively. This was calculated by taking the NQDC plan’s fixed interest investment option guaranteed interest rate of 6.75% for 2006, less 120% of the applicable federal long term rate of 4.64%, or 1.18%, 5.75% for 2007, less 120% of the applicable federal long term rate of 4.64%, or 0.18%, and 6.75% for 2008, less 120% of the applicable federal long term rate of 4.37%, or 1.51%.

(5)	Amounts include the following:
     2008:
•	$12,825, $0, $10,575, $0, $12,825, $0 and $2,516 of employer contributions to each of the 401(k) plan accounts of Messrs. Rayden, de Aguiar, Henchel, Keane, Robinson, Stevens, and Carbone, respectively;

•	$117,827, $0, $19,154, $11,499, $34,534, $37,131 and $11,225 of employer contributions to each of the nonqualified deferred compensation accounts of Messrs. Rayden, de Aguiar, Henchel, Keane, Robinson, Stevens, and Carbone, respectively;

•	$7,930, $0, $452, $52, $2,562, $0, and $0 of “gross-ups” to each of Messrs. Rayden, de Aguiar, Henchel, Keane, Robinson, Stevens, and Carbone, respectively, for Social Security and Medicare taxes on employer contributions to the NEOs’ non qualified deferred compensation accounts;

•	$7,524, $4,113, $666, $1,534, $1,008, $2,074 and $129 of group term insurance premiums paid on behalf of each of Messrs. Rayden, de Aguiar, Henchel, Keane, Robinson, Stevens, and Carbone, respectively;

•	$400,000 and $229,039 to each Messrs. Stevens and Carbone, respectively for severance pay;

•	a $6,575 executive life insurance premium paid on behalf of Mr. Rayden;

•	a $5,478 “gross-up” for taxes on imputed income on Mr. Rayden’s individual executive life insurance policy;

•	$147,999 for Mr. Rayden, which is the aggregate incremental cost to the Company for Mr. Rayden’s personal use of the Company’s aircraft; and

•	$84,293 of relocation expenses for Mr. de Aguiar.
     2007:
•	$12,574 and $10,374 of employer contributions to each of the 401(k) plan accounts of Messrs. Rayden and Henchel, respectively;

•	$187,212, $22,125, and $22,542 of employer contributions to each of the nonqualified deferred compensation accounts of Messrs. Rayden, Carbone, and Henchel, respectively;

•	$12,806, $134, and $128 of “gross-ups” to each of Messrs. Rayden, Carbone, and Henchel, respectively, for Social Security and Medicare taxes on employer contributions to the NEOs’ non qualified deferred compensation accounts;

•	$5,104, $4,525, $800, $625, and $383 of group term insurance premiums paid on behalf of each of Messrs. Rayden, Stevens, Carbone, Henchel, and Keane, respectively;

•	a $6,575 executive life insurance premium paid on behalf of Mr. Rayden;

•	a $5,478 “gross-up” for taxes on imputed income on Mr. Rayden’s individual executive life insurance policy; and

•	$216,701 for Mr. Rayden, which is the aggregate incremental cost to the Company for Mr. Rayden’s personal use of the Company’s aircraft.
2006:
•	$12,000 of employer contributions to the 401(k) plan account of Mr. Rayden;

•	$482,200, $750, and $3,577 of employer contributions to each of the nonqualified deferred compensation accounts of Messrs. Rayden, Carbone, and Henchel, respectively;

•	$16,246 of “gross-ups” to Mr. Rayden for Social Security and Medicare taxes on employer contributions to his non-qualified deferred compensation account;

•	$4,903, $166, and $490 of group term insurance premiums paid on behalf of each of Messrs. Rayden, Carbone, and Henchel, respectively;

•	a $6,575 executive life insurance premium paid on behalf of Mr. Rayden;

•	a $5,478 “gross-up” for taxes on imputed income on Mr. Rayden’s individual executive life insurance policy; and

•	$183,299 for Mr. Rayden, which is the aggregate incremental cost to the Company for Mr. Rayden’s personal use of the Company’s aircraft.

(6)	Mr. Stevens resigned as our President and Chief Operating Officer, effective June 27, 2008. He is deemed to be a named executive officer because he served as the Company’s principal financial officer during fiscal 2008.

(7)	Mr. Carbone resigned as our Senior Vice President and Chief Financial Officer, effective February 19, 2008. He is deemed to be a named executive officer because he served as the Company’s principal financial officer during fiscal 2008.

Grants of Plan-Based Awards Table
     The following table provides certain information concerning each grant of any award made to the listed officers in the last completed fiscal year under any plan. For more information on the grants represented in this table, please refer to the discussions in our Compensation Discussion & Analysis under the headings “Incentive Compensation Plan” beginning on page 15 and “Equity Compensation” beginning on page 18.
GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2008

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant
		Estimated Potential Payouts						Number of	Number of	or Base	Date Fair
		Under Non-Equity			Estimated Future Payouts Under			Shares of	Securities	Price of	Value of
		Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)(1)	($)	($)	(#)(1)	(#)	(#)	(#)	(#)	($/Sh)	Awards($)
Michael W. Rayden	2/21/2008				4,500	18,000	18,000				529,020
	2/21/2008					12,000					352,680
	2/21/2008								30,000	29.39	325,800
	8/14/2008								50,000	8.32	157,500
	n/a	252,000	1,260,000	2,520,000

Rolando de Aguiar	6/02/2008							12,000			352,680
	6/02/2008								30,000	18.89	216,000
	8/14/2008								20,000	8.82	63,000
	n/a	57,000	285,000	570,000

Gregory J. Henchel	2/21/2008				330	1,321	1,321				38,824
	2/21/2008					881					25,893
	2/21/2008								5,414	29.39	58,796
	8/14/2008								20,000	8.32	63,000
	n/a	27,450	137,250	274,500

Michael C. Keane	2/21/2008				501	2,005	2,005				58,927
	2/21/2008					1,337					39,294
	2/21/2008								8,215	29.39	89,215
	8/14/2008								20,000	8.32	63,000
	n/a	58,890	294,450	588,900

Ronald Robinson	2/21/2008				945	3,780	3,780				111,094
	2/21/2008					2,520					74,063
	2/21/2008								13,700	29.39	148,782
	8/14/2008								20,000	8.32	63,000
	n/a	54,000	270,000	540,000

Kenneth T. Stevens	2/21/2008				2,187	8,748	8,748				257,104
	2/21/2008					5,832					171,402
	2/21/2008								35,848	29.39	389,309
	8/14/2008
	n/a	160,000	800,000	1,600,000

Paul C. Carbone	n/a	30,000	150,000	300,000

(1)	If the threshold target is not met, there is no award.

Outstanding Equity Awards at Fiscal Year-End Table
     The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of the end of the last completed fiscal year:
OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

	Option Awards (1)					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
			Awards:			Number	Market	Unearned	Payout Value
	Number of	Number of	Number of			of Shares	Value of	Shares,	of Unearned
	Securities	Securities	Securities			or Units	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(2)	($)	(#)(3)	($)
Michael W. Rayden	156,339	—	—	27.31	05/10/2010	—	—	—	—
	71,162	—	—	26.05	02/12/2012	—	—	—	—
	24,654	—	—	15.16	02/11/2013	—	—	—	—
	37,500	12,500	—	16.26	02/10/2014	—	—	—	—
	33,452	11,150	—	28.25	02/15/2015	—	—	—	—
	20,689	20,690	—	29.75	02/14/2016	—	—	—	—
	10,134	30,406	—	37.00	02/22/2017	—	—	—	—
	—	30,000	—	29.39	02/21/2018	—	—	—	—
	—	50,000	—	8.32	08/14/2018
	—	—	—	—	—	186,792	502,470	41,676	112,108
	—

Rolando de Aguiar	—	30,000	—	18.89	06/02/2018	—	—	—	—
	—	20,000	—	8.32	08/14/2018	—	—	—	—
	—	—	—	—	—	12,000	32,280	—	—

Gregory J. Henchel	3,750	1,250	—	28.46	10/10/2015	—	—	—	—
	1,034	1,035	—	29.75	02/14/2016	—	—	—	—
	929	2,787	—	37.00	02/22/2017	—	—	—	—
	—	5,414	—	29.39	02/21/2018	—	—	—	—
	—	20,000	—	8.32	08/14/2018	—	—	—	—
	—	—	—	—	—	1,970	5,299	3,273	8,804

Michael Keane	6,250	18,750	—	27.59	08/22/2017	—	—	—	—
	—	8,215	—	29.39	02/21/2018	—	—	—	—
	—	20,000	—	8.32	08/14/2018	—	—	—	—
	—	—	—	—	—	7,500	20,175	3,342	8,990

Ronald Robinson	3,750	—	—	15.16	02/11/2013	—	—	—	—
	2,158	—	—	16.26	02/10/2014	—	—	—	—
	2,155	718	—	28.25	02/15/2015	—	—	—	—
	2,586	2,586	—	29.75	02/14/2016	—	—	—	—
	1,266	3,801	—	37.00	02/22/2017	—	—	—	—
	—	13,700	—	29.39	02/21/2018	—	—	—	—
	—	20,000	—	8.32	08/14/2018	—	—	—	—
	—	—	—	—	—	8,857	23,825	5,240	14,096

Kenneth T. Stevens	—	—	—	—	—	—	—	—	—

Paul C. Carbone	—	—	—	—	—	—	—	—	—

(1)	Options become exercisable in four equal annual installments beginning on the first anniversary date of grant.

(2)	The shares of restricted stock represented vest as follows:
•	Mr. Rayden: 1,862 shares on February 14, 2009; 39,730 shares on February 15, 2009; 1,946 shares on February 22, 2009; 1,862 shares on February 14, 2010; 62,500 shares on February 15, 2010; 1,946 shares on February 22, 2010; 1,946 shares on February 22, 2011; and 75,000 shares of February 15, 2011. All of these shares had performance-based vesting conditions when granted. Those performance conditions have been achieved and the restricted stock has only a time-based vesting condition remaining.

•	Mr. de Aguiar: 3,000 shares on June 2, 2009; 3,000 shares on June 2, 2010; 3,000 shares on June 2, 2011; and 3,000 shares on June 2, 2012. All of these shares are service-based.

•	Mr. Henchel: 93 shares on February 14, 2009; 177 shares on February 22, 2009; 1,250 shares on October 10, 2009; 93 shares on February 14, 2010; 178 shares on February 22, 2010; and 179 shares on February 22, 2011. All but 1,436 of these shares had performance-based vesting conditions when granted. Those performance conditions have been achieved and the restricted stock has only a time-based vesting condition remaining.

•	Mr. Keane: 2,500 shares on August 22, 2009; 2,500 shares on August 22, 2010; and 2,500 shares on August 22, 2011. All of these shares are service-based.

•	Mr. Robinson: 232 shares on February 14, 2009; 143 shares on February 15, 2009; 630 shares on February 21, 2009; 242 shares on February 22, 2009; 233 shares on February 14, 2010; 630 shares on February 21, 2010; 5,243 shares on February 22, 2010; 630 shares on February 21, 2011; 244 shares on February 22, 2011 and 630 shares on February 21, 2012. All of these shares are service-based.
(3)	Subject to the achievement of specified performance criteria, the shares of restricted stock represented vest as follows:
•	Mr. Rayden: 11,676 shares on February 22, 2009; 24,000 shares on February 21, 2010; 3,000 shares on February 21, 2011; and 3,000 shares on February 21, 2012.

•	Mr. Henchel: 1,071 shares on February 22, 2009; 1,762 shares on February 21, 2010; 220 shares on February 21, 2011; and 220 shares on February 21, 2012.

•	Mr. Keane: 2,674 shares on February 21, 2010; 334 shares on February 21, 2011; and 334 shares on February 21, 2012.

•	Mr. Robinson: 1,460 on February 22, 2009; and 3,780 shares on February 21, 2010.

Option Exercises and Stock Vested Table
     The following table provides certain information concerning each exercise of stock options, and each vesting of stock, including restricted stock, during the last completed fiscal year:
OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Michael W. Rayden	—	—	44,335	1,348,298
Rolando de Aguiar	—	—	—	—
Gregory J. Henchel	—	—	2,081	35,457
Michael C. Keane	—	—	2,500	26,750
Ronald Robinson	—	—	2,124	64,474
Kenneth T. Stevens	—	—	—	—
Paul C. Carbone	—	—	130	3,866

(1)	Value realized was calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of the Company’s common stock on the date of exercise over the exercise price of the stock option.

(2)	Value realized was calculated based on the number of shares vested multiplied by the fair market value of a share of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation Table
     The following table provides certain information concerning the Company’s nonqualified supplemental retirement and deferred compensation plan. For more information on the Company’s nonqualified supplemental retirement and deferred compensation plan, please refer to the discussions in our Compensation Discussion & Analysis under the heading “Deferred Compensation” beginning on page 22.
NONQUALIFIED DEFERRED COMPENSATION TABLE FOR FISCAL 2008

	Executive	Registrant		Aggregate	Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FY End
Name	($)(1)	($)(2)	($)	($)(3)	($)
Michael W. Rayden	98,190	117,828	354,985	6,033,710	—
Rolando de Aguiar	—	—	—	—	—
Gregory J. Henchel	31,923	19,154	(23,734)	66,175	21,134
Michael C. Keane	5,750	11,499	194	6,690	10,752
Ronald Robinson	37,100	34,534	(139,303)	419,918	—
Kenneth T. Stevens	18,565	37,131	2,375	58,071	—
Paul C. Carbone	10,541	11,225	(20,613)	12,584	28,197

(1)	Amounts were included as part of the total in the “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 25.

(2)	Vested amounts were included as part of the total in the “All Other Compensation” column of the Summary Compensation Table on page 25.

(3)	Amounts represent distributions for separated associates as well as in-service distributions of vested account balances as permitted under plan provisions and Section 409A of the Internal Revenue Code.
Agreements with NEOs and Potential Payments upon Termination or Change in Control
     We have entered into an employment agreement and an executive agreement with Mr. Rayden, both dated December 3, 2008, and an executive agreement with each of Messrs. de Aguiar, Keane, Henchel, and Robinson, each dated September 26, 2008.
     In connection with Mr. Carbone’s separation from the Company, we entered into a letter agreement, dated February 18, 2008, that references Mr. Carbone’s Separation Pay, Confidentiality & Non-Competition Agreement, dated July 26, 2006. In connection with Mr. Stevens’ separation from the Company, we entered into a letter agreement, dated June 13, 2008, that references Mr. Stevens’ employment agreement dated January 29, 2007.
     Mr. Rayden’s Employment Agreement and Executive Agreement
     Mr. Rayden’s employment agreement has an initial term of five years. On the fourth anniversary of the effective date of the employment agreement, and on the anniversary date of each year thereafter, the term will be extended automatically for a period of one year unless 90 days prior to such anniversary date the Company or Mr. Rayden gives written notice to the other of an election not to extend the term. Furthermore, if a change in control (as defined in the employment agreement) occurs during the term of such agreement, the term of such agreement will be extended for two years from the date of the change in control. A change in control means the occurrence of any of the following:

•	a person becoming the beneficial owner of Company securities representing 25% or more of the combined voting power of our then outstanding securities (a “25% Shareholder”); provided, however, a person shall not be deemed a 25% Shareholder if such person would not otherwise be a 25% Shareholder but for a reduction in the number of our outstanding voting shares resulting from a stock repurchase program, self-tender offer or similar plan, unless such person thereafter acquires 1% or more of our voting shares then outstanding and is otherwise a 25% Shareholder at such time; and provided, further, that if the Board of Directors determines in good faith that a person inadvertently became a 25% Shareholder and such person promptly notifies the Board of Directors of such status and as promptly as practicable thereafter takes such actions so as to no longer be a 25% Shareholder, then such person shall no longer be deemed to be a 25% Shareholder;

•	a change in composition of the Board of Directors occurring any time during a consecutive two-year period as a result of which fewer than a majority of the Board of Directors are Continuing Directors (“Continuing Director” means a director who was either first elected or appointed as a Director prior to the date of the employment agreement, or subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

•	any of the following occurs:
•	a merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) sixty percent (60%) or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

•	a sale, exchange, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company which shall include, without limitation, the sale of assets aggregating more than fifty percent (50%) of the assets of the Company on a consolidated basis;

•	a liquidation or dissolution of the Company;

•	a reorganization, reverse stock split, or recapitalization of the Company which would result in any of the foregoing; or

•	a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.
     Mr. Rayden’s employment agreement provides for a minimum annual base salary, plus any increases in base compensation as may be authorized by the Board of Directors after the date of the employment agreement. The agreement also provides for his continued participation in the Company’s incentive compensation and stock option plans and other benefits as described in the agreement.
     The employment agreement also requires the Company to compensate Mr. Rayden and provide him with certain benefits if his employment is terminated before the employment agreement expires. The compensation and benefits Mr. Rayden is entitled to receive vary depending upon whether his employment is terminated:
•	by the Company for cause (as defined below) or voluntarily by him other than for good reason (as defined below);

•	by the Company other than for cause or by Mr. Rayden for good reason;

•	involuntarily due to disability;

•	upon retirement; or

•	upon Mr. Rayden’s death, under which circumstance the applicable compensation and benefits are payable to his beneficiaries.

     For purposes of the employment agreement, “cause” means Mr. Rayden:
•	was grossly negligent in the performance of his duties with the Company (other than a failure resulting from his incapacity due to physical or mental illness) causing material harm to the Company;

•	has pled “guilty” or “no contest” to, or has been convicted of, an act which is defined as a felony under federal or state law;

•	engaged in intentional misconduct or fraud which caused, or could reasonably be expected to cause, material harm to the Company’s business or its reputation; or

•	committed a material breach of his employment agreement (including a violation of the non-compete and nondisclosure provisions) which is materially and demonstrably injurious to the Company.
     For purposes of Mr. Rayden’s employment agreement, “good reason” means:
•	a significant reduction in Mr. Rayden’s position, duties, authority, responsibilities and reporting requirements;

•	a reduction in or a material delay in payment of Mr. Rayden’s base salary;

•	the Company, the Board or any person controlling the Company relocates Mr. Rayden to a location in excess of 50 miles from the location where he is currently based;

•	the failure of the Company to abide by the employment agreement or to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement; or

•	the failure of the Company to obtain the assumption in writing of its obligation to perform the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.
     Notwithstanding the above, Good Reason shall not include (i) acts not taken in bad faith which are cured by the Company in all respects not later than 30 days from the date of receipt by the Company of a written notice from Mr. Rayden identifying in reasonable detail the act or acts constituting good reason (“Preliminary Notice of Good Reason”) or (ii) acts taken by the Company by reason of Mr. Rayden’s physical or mental infirmity which impairs his ability to substantially perform the duties under the employment agreement. A Preliminary Notice of Good Reason shall not, by itself, constitute a Notice of Termination.
     If Mr. Rayden’s employment is terminated by the Company for cause or by Mr. Rayden without good reason, his severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the termination date;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	monies advanced to or expenses incurred by Mr. Rayden in connection with the performance of his duties; and

•	continued payment of life insurance premiums through the end of the calendar year.
     If Mr. Rayden’s employment is terminated by the Company other than for cause or by Mr. Rayden for good reason, his severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	a lump sum amount equal to two times the sum of (i) base salary and (ii) the greater of Mr. Rayden’s (a) annual par target bonus opportunity in the year of termination or (b) the actual annual bonus earned by Mr. Rayden in the year prior to the year of termination;

•	monies advanced to or expenses incurred by Mr. Rayden in connection with the performance of his duties;

•	continued insurance benefits for two years;

•	outplacement services and related travel costs up to a maximum of $30,000;

•	acceleration of vesting of certain stock awards by 24 additional months; and

•	continued payment of life insurance premiums through the end of the calendar year.
     If Mr. Rayden’s employment is terminated involuntarily due to disability, his severance benefits payable under the employment agreement will include:
•	any accrued base salary and accrued vacation not paid as of the disability date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans;

•	monies advanced to or expenses incurred by Mr. Rayden in connection with the performance of his duties;

•	100%, 80% and 60%, respectively, of base salary for the first, second and third 12 months following the disability date (reduced by amounts received under the Company’s disability plans);

•	additional salary benefits if Mr. Rayden is disabled beyond 36 months;

•	continued payment of life insurance premiums through the end of the calendar year; and

•	medical and dental benefits during the period Mr. Rayden is receiving salary continuation.
     Notwithstanding the above, the salary continuation payments will cease upon the earlier of (a) the disability ceasing to exist or (b) Mr. Rayden’s retirement.
     If Mr. Rayden’s employment is terminated by reason of his retirement, his severance benefits will include the following:
•	accrued base salary and accrued vacation not paid as of the termination date;

•	a pro-rated bonus amount;

•	vested benefits as of the termination date under the Company’s benefit, retirement, incentive and other plans; and

•	monies advanced to or expenses incurred by Mr. Rayden in connection with the performance of his duties

     If Mr. Rayden’s employment is terminated by reason of his death, the Company’s sole obligation will be to pay his spouse, estate or designated beneficiary, as the case may be, the same amounts due Mr. Rayden as if he had retired, as described above.
     The employment agreement also prohibits Mr. Rayden from becoming directly or indirectly connected with any business or entity that competes directly or indirectly with the Company during his employment with the Company and for a period of two years from the date of termination if employment is terminated: (1) by the Company for any reason, (2) by Mr. Rayden for any reason, or (3) by reason of either the Company’s or Mr. Rayden’s decision not to extend the term of the agreement. Mr. Rayden’s non-competition period will terminate after a change in control, upon a termination by the Company for other than cause, or upon a termination by Mr. Rayden for good reason.
     Under the employment agreement, if it is determined that any payment of any type to or for the benefit of Mr. Rayden, including the acceleration of stock vesting, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any interest or penalties with respect to such tax (“golden parachute excise taxes”), Mr. Rayden will be entitled to receive an additional payment (a “gross-up payment”) in an amount, after taking into account all federal, state and local income taxes payable by him as a result of the receipt of such additional compensation, to place him in the same after-tax position he would have been in had no such excise tax been paid or incurred with respect to any such amounts (the “tax gross-up”).
     Mr. Rayden’s executive agreement has an initial term of three years. On the third anniversary of the effective date of the executive agreement, and on the anniversary date of each year thereafter, the term will be extended automatically for a period of one year unless 30 days prior to such anniversary date the Company gives written notice to Mr. Rayden of its election not to extend the term. Furthermore, if a change in control (as defined above) occurs during the term of the executive agreement, the term will be extended for 24 months from the date of the change in control.
     Under the executive agreement, the Company must provide severance benefits (as defined below) to Mr. Rayden if his employment is terminated:
•	by the Company at any time six months prior to a change in control if such termination was in contemplation of such change in control and was done to avoid the effects of the executive agreement;

•	by the Company within 24 months after a change in control (other than on account of death or disability or for cause);

•	by Mr. Rayden for good reason (as defined below) at any time within 24 months after a change in control; or

•	by Mr. Rayden with or without good reason during the period beginning on the one year anniversary date of a change in control and lasting for 30 days.
     For purposes of the executive agreement, “severance benefits” means:
•	a lump sum cash payment equal to the sum of (1) any accrued base salary and vacation time payable as of the termination date and (2) Mr. Rayden’s base salary multiplied by three;

•	a lump sum cash payment equal to the sum of (1) Mr. Rayden’s pro-rated bonus amount and (2) three times the greater of (i) what Mr. Rayden could receive in incentive compensation assuming the Company met its par target or (ii) the average of what he actually received in incentive compensation over the previous three years;

•	such long term incentive compensation as shall be payable according to the terms of the Company’s long-term incentive compensation performance plan;

•	three years of health care coverage and life insurance in effect prior to termination;

•	all available benefits provided under the Company’s alternative savings plan and the Company’s supplemental retirement and deferred compensation plan and the Company’s tax-qualified and non-qualified plans, all benefits of which shall become immediately vested;

•	acceleration of vesting of all stock options; and

•	all fees for outplacement services and related travel costs up to a maximum of $60,000.
     Under the executive agreement, if it is determined that any payment of any type to or for the benefit of Mr. Rayden is subject to the excise tax imposed by Section 4999 or 409A of the Internal Revenue Code and any interest or penalties with respect to such tax, Mr. Rayden will be entitled to receive an additional payment (a “gross-up payment”) in an amount, after taking into account all federal, state and local income taxes payable by him as a result of the receipt of such additional compensation, to place him in the same after-tax position he would have been in had no such excise tax been paid or incurred with respect to any such amounts.
     For purposes of the executive agreement, “good reason” means:
•	The assignment to Mr. Rayden after a change in control of the Company of duties which are a significant reduction in the duties, authority, responsibilities, and status of his position at any time during the twelve (12) month period prior to such change in control;

•	A reduction in Mr. Rayden’s base salary in effect immediately prior to a change in control or the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives of the Company, or a reduction of Mr. Rayden’s most recent highest incentive bonus potential prior to such change in control;

•	A demand by the Company that Mr. Rayden relocate to a location in excess of fifty (50) miles from the location where he is currently based, or in the event of any such relocation with Mr. Rayden’s express written consent, the failure to pay all reasonable moving expenses incurred relating to a change of principal residence in connection with such relocation and to indemnify against any loss in the sale of Mr. Rayden’s principal residence in connection with any such change of residence;

•	The failure of the Company to abide by the executive agreement or to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the executive agreement;

•	The failure of the Company to provide Mr. Rayden with substantially the same employee benefits that were provided to him immediately prior to the change in control; or

•	Any significant reduction in Mr. Rayden’s compensation or benefits or adverse change in his location or duties, if such significant reduction or adverse change occurs at any time after the commencement of any discussion with a third party relating to a possible change in control involving such third party, if such reduction or adverse change is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such significant reduction or adverse change.

     Executive Agreements with Messrs. de Aguiar, Keane, Henchel, and Robinson
     Each or Messrs. de Aguiar, Keane, Henchel, and Robinson’s (each, an “Executive”) employment is at will, which means that subject to the terms of his executive agreement, either the Company or the Executive may terminate the Executive’s employment at any time, for any reason or for no reason.
     In exchange for performing the duties and responsibilities customarily performed by persons employed in a similar executive capacity, each executive is entitled to a minimum annual base salary and is entitled to participate in additional compensation and employee benefit plans as are made available to similarly situated executives.
     Upon termination of the Executive’s employment, the compensation and benefits the Executive is entitled to receive varies depending upon whether the Executive’s employment is terminated:
•	by the Company for cause (consistent with the definition described above in relation to Mr. Rayden’s employment agreement) or voluntarily by the Executive; or

•	by the Company other than for cause, or within six months before and in contemplation of a change in control (consistent with the definition described above in relation to Mr. Rayden’s executive agreement), or within 12 months after a change in control.
     If the Executive is terminated with cause or voluntarily by the Executive, the Executive is entitled to receive:
•	the Executive’s accrued base salary and accrued vacation not yet paid;

•	the Executive’s vested benefits under the Company’s benefit, retirement, incentive and other plans; and

•	any and all monies advanced to the Company by the Executive or expenses incurred by the Executive.
     If the Executive is terminated without cause, or within six months before and in contemplation of a change in control, or within 12 months after a change in control, the Executive is entitled to receive:
•	the Executive’s accrued base salary and accrued vacation not yet paid;

•	the Executive’s pro-rated bonus amount (as defined in the executive agreement);

•	the Executive’s vested benefits under the Company’s benefit, retirement, incentive and other plans;

•	the Executive’s base salary for 12 months following the termination date if the Executive’s employment is terminated by the Company without cause, or for 24 months if the Executive’s employment is terminated upon a change in control, minus the deductions required by law and subject to a deduction of any salary or compensation that the Executive earns from other employment or self-employment during the time period in question, regardless of when such amount is payable;

•	any and all monies advanced to the Company by the Executive or expenses incurred by the Executive;

•	the benefit of all medical coverage, programs or arrangements in which the Executive was participating, if possible under such plans and programs, for 12 months if the Executive’s employment is terminated by the Company without cause, or for 24 months if the Executive’s employment is terminated upon a change in control, with certain limitations as described in the Executive’s executive agreement; and

•	expenses for outplacement services up to a maximum amount of $10,000.
     If the Executive is terminated within six months before and in contemplation of a change in control or within 12 months following a change in control, payments to the Executive have been structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended, as described in each executive agreement.

     The executive agreements prohibit each Executive from making an unauthorized disclosure with respect to confidential information, as defined in each executive agreement. Furthermore, the Executive may not compete with the Company or solicit the employees, customers, or suppliers of the Company while employed by the Company and for one year following termination for any reason.
     Agreement with Mr. Carbone
     Mr. Carbone’s employment terminated due to his resignation on February 19, 2008. We did not enter into any binding employment agreement with Mr. Carbone; however, we did enter into a Separation Pay, Confidentiality and Non-Competition Agreement with Mr. Carbone, effective July 26, 2006 (the “Carbone Agreement”). Under the terms of the Carbone Agreement, in consideration of his receipt of confidential information and equity stock award grants, Mr. Carbone agreed to certain confidentiality, non-solicitation and non-competition provisions. Specifically, Mr. Carbone agreed not to directly or indirectly solicit, induce or attempt to influence any Company associate to leave the employment of the Company for a period of 12 months after Mr. Carbone’s separation from the Company. In addition, Mr. Carbone agreed not to directly or indirectly work for or contribute to the efforts of any business organization that competes, or plans to compete, with the Company or its products for a period of 12 months after Mr. Carbone’s separation from the Company.
     The Carbone Agreement also stated that Mr. Carbone’s employment was “at will”; provided, however, if Mr. Carbone’s employment was terminated by the Company other than for cause, the Company agreed to pay Mr. Carbone his weekly base salary for a period of fifty-two (52) weeks, minus the deductions required by law and subject to a deduction of any salary or compensation that Mr. Carbone earned from other employment or self-employment during the time period in question, regardless of when such amount is payable. Under the terms of the Carbone Agreement, “cause” is defined as any of the following:
•	the willful failure of Mr. Carbone to perform his duties with the Company (other than incapacity due to physical or mental illness);

•	the conviction of Mr. Carbone of an act which is a felony under federal or state law or a plea by Mr. Carbone’s of guilty or no-contest to any such act; or

•	the engagement by Mr. Carbone in willful misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation.
     Mr. Carbone resigned his employment under an agreement with the Company pursuant to which the termination was treated in effect as a termination by the Company without cause. The Company entered into a Letter Agreement with Mr. Carbone, dated February 18, 2008 that covered the terms of Mr. Carbone’s separation from the Company. Under this agreement, among other provisions, Mr. Carbone agreed to comply with:
•	confidentiality restrictions, for an indefinite period of time, as contained in the Carbone Agreement;

•	non-solicitation restrictions, for a period of 12 months from the date of resignation, as contained in the Carbone Agreement; and

•	non-competition restrictions for a period of 12 months from the date of resignation.
     In consideration for Mr. Carbone’s agreement to and continued compliance with the terms of the Letter Agreement, the Company agreed to pay Mr. Carbone his weekly base salary minus the deductions required by law (including applicable withholding) for a period of 52 weeks, or the date that he is employed (including self-employed) at an equivalent rate, whichever occurs first. If Mr. Carbone obtains employment (including self-employment) at a lower rate of pay, he will continue to receive the differential between the two rates of pay for the balance of the 52 weeks. Further, the Letter Agreement provided Mr. Carbone with the following benefits:
•	all vacation entitlement that was then currently earned, but unused, amounting to $6,656;

•	eligibility for full incentive compensation for the Spring 2008 Season pursuant to the Company’s IC Plan; and

•	outplacement services of $10,000, which services will be offered through a provider previously approved by the Company.
     Agreement with Mr. Stevens
     Mr. Stevens’ employment terminated due to his resignation, effective June 27, 2008. We entered into a letter agreement with Mr. Stevens, dated June 13, 2008 (the “Severance Agreement”), that specifies the terms of his separation and the terms and conditions of his employment agreement, dated January 29, 2007.
     Mr. Stevens’ termination was a voluntary termination by Mr. Stevens without good reason (as defined in his employment agreement and consistent with the definition described above in Mr. Rayden’s employment agreement), which entitled him to receive:
•	his accrued base salary and accrued vacation not paid as of the termination date;

•	vested benefits as of the termination date pursuant to the Company’s benefit, retirement, incentive and other plans; and

•	any and all monies advanced to or expenses incurred by Mr. Stevens in connection with his duties.
     Furthermore, the Severance Agreement provided Mr. Stevens with the following additional benefits:
•	$400,000, minus applicable taxes and fees, payable in a lump sum within five business days of effectiveness of the Severance Agreement;

•	Reimbursement for legal fees associated with the negotiation of the Severance Agreement up to a maximum of $5,000; and

•	A reduction of the “non-competition” and “non-solicitation” periods outlined in Mr. Stevens’ employment agreement from two years to a period of one year from the effective date of resignation.
Potential Payments upon Termination or Change in Control Tables
     Potential payments upon termination and/or change in control under the agreements with Messrs. Rayden, de Aguiar, Keane, Henchel, and Robinson are shown in the tables below. The tables for Messrs. Carbone and Stevens shows their actual payments upon separation on March 19, 2008 and June 27, 2008, respectively. We have used estimates where it is not possible to give a precise dollar amount for the potential payments. The estimates assume that the triggering event took place on January 31, 2009, the last day of the Company’s prior fiscal year with the exception of the tables for Messrs. Carbone and Stevens, which displays payments resulting from an actual triggering date of March 19, 2008, and June 27, 2008, respectively. For purposes of valuing the Company’s common stock on January 31, 2009, we have used the Company’s closing stock price of $2.69 on January 30, 2009, the last trading date prior to January 31, 2009. In each of the tables below, we have assumed that all accrued base salary has been paid as of the termination date.

Mr. Rayden
     The following table shows the potential payments upon termination or a change of control of the Company for Mr. Rayden, the Company’s Chairman and Chief Executive Officer.
POTENTIAL PAYMENTS TO MR. RAYDEN

										Certain
		Termination by								Terminations
	Termination by	Company								Involving a
	Company with	without Cause								Change in
	Cause or by Mr.	or by Mr.								Control under
	Rayden without	Rayden for		Termination		Termination				Executive
Executive Benefits and Payments Upon	Good Reason	Good Reason		upon Disability		upon Death		Retirement		Agreement(1)
Termination	($)	($)		($)		($)		($)		($)
Compensation:

Base Salary (Severance Payment)	—	2,100,000	(2)	2,520,000	(3)	—		—		3,150,100	(2)
Incentive Compensation (Accrued but Unpaid)	—	—	(2)(4)	—	(2)(4)	—	(2)(4)	—	(2)(4)	—	(2)(4)
Incentive Compensation (Severance Payment)	—	1,260,000	(2)	—		—		—		5,246,640	(2)
Stock Options (Acceleration of Vesting)(5)	—	—		—		—		—		—
Restricted Stock (Acceleration of Vesting)(6)	—	499,888		—		—		—		614,579

Benefits:

								—
Accrued Vacation Pay(7)	—	—		—		—		—		—
Life Insurance Premiums	6,027	6,027		6,027		—		—		19,725
Medical, Health and Welfare Benefits(8)	—	420,000		504,000		—		—		630,000
Outplacement Services	—	30,000		—		—		—		60,000
Tax Gross-ups	—	—		—		—		—		—
										—
Total value:	6,027	4,315,915		3,030,027		—		—		9,720,944

(1)	For a discussion of the relevant scenarios where Mr. Rayden would be entitled to payments regarding a change in control, please refer to the discussion under “Mr. Rayden’s Employment Agreement and Executive Agreement” beginning on page 32.

(2)	Payable in a lump sum.

(3)	Payments are made or reimbursed over a three-year period from the date of the disability as follows: 100% of base salary for the first 12 months following the date of disability, 80% of base salary for the second 12 months following the date of disability and 60% of base salary for the third 12 months following the date of disability; provided, however, that such payment shall be reduced by the amount of any benefits Mr. Rayden receives by reason of his disability under the Company’s relevant disability plan. For example purposes, the figure in the table assumes payments for three years following the date of disability and no reimbursement under the Company’s relevant disability programs. If Mr. Rayden is disabled beyond 36 months from the date of disability, the Company shall continue to pay him $250,000 per year for the period of his disability; provided, however, that such payment shall be reduced by the amount of any benefits he receives by reason of his disability under the Company’s relevant disability plan.

(4)	Represents accrued but unpaid pro-rata incentive compensation of Mr. Rayden.

(5)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(6)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of January 31, 2009.

(7)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(8)	Estimate of the aggregate amount needed to maintain Mr. Rayden’s health and welfare benefits for a two-year period after the termination date.
Mr. de Aguiar
     The following table shows the potential payments upon termination from the Company for Mr. de Aguiar, Chief Financial Officer.
POTENTIAL PAYMENTS TO MR. DE AGUIAR

Termination by
	Termination by		Company
	Company with	Termination by	Involving a
	Cause or by	Company without	Change in
Executive Benefits and Payments Upon	Executive	Cause	Control
Termination	($)	($)	($)(1)
Compensation:

Base Salary (Severance Payment)	—	475,000 (2)	950,000 (3)
Incentive Compensation (Accrued but Unpaid)	—	—	—
Incentive Compensation (Severance Payment)	—	—	—
Stock Options (Acceleration of Vesting)(4)	—	—	—
Restricted Stock (Acceleration of Vesting)(5)	—	—	—
Reimbursed Expenses	—	—	—

Benefits:

Accrued Vacation Pay(6)	—	—	—
Life Insurance Premiums	—	—	—
Non-Qualified Deferred Compensation	—	—	—
Medical, Health and Welfare Benefits	—	95,000 (7)	190,000 (8)
Outplacement Services	—	10,000	10,000
Tax Gross-ups	—	—	479,107

Total Value:	—	580,000	1,629,107

(1)	For a discussion of the relevant scenarios where Mr. de Aguiar would be entitled to payments regarding a change in control, please refer to the discussion under “Executive Agreements with Messrs. de Aguiar, Keane, Henchel, and Robinson” beginning on page 38.

(2)	Payable in accordance with normal pay practices for 12 months.

(3)	Payable bi-weekly for 24 months.

(4)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(5)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of January 31, 2009.

(6)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(7)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 12 months.

(8)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 24 months.
Mr. Keane
     The following table shows the potential payments upon termination from the Company for Mr. Keane, Senior Vice President — Human Resources.
POTENTIAL PAYMENTS TO MR. KEANE

Termination by
	Termination by		Company
	Company with	Termination by	Involving a
	Cause or by	Company without	Change in
Executive Benefits and Payments Upon	Executive	Cause	Control
Termination	($)	($)	($)(1)
Compensation:

Base Salary (Severance Payment)	—	453,000 (2)	906,000 (3)
Incentive Compensation (Accrued but Unpaid)	—	—	—
Incentive Compensation (Severance Payment)	—	—	—
Stock Options (Acceleration of Vesting)(4)	—	—	—
Restricted Stock (Acceleration of Vesting)(5)	—	—	—
Reimbursed Expenses	—	—	—

Benefits:

Accrued Vacation Pay(6)	—	—	—
Life Insurance Premiums	—	—	—
Non-Qualified Deferred Compensation	—	—	—
Medical, Health and Welfare Benefits	—	90,600 (7)	181,200 (8)
Outplacement Services	—	10,000	10,000
Tax Gross-ups	—	—	—

Total Value:	—	553,600	1,097,200

(1)	For a discussion of the relevant scenarios where Mr. Keane would be entitled to payments regarding a change in control, please refer to the discussion under “Executive Agreements with Messrs. de Aguiar, Keane, Henchel, and Robinson” beginning on page 37.

(2)	Payable in accordance with normal pay practices for 12 months.

(3)	Payable bi-weekly for 24 months.

(4)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(5)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of January 31, 2009.

(6)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(7)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 12 months.

(8)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 24 months.
Mr. Henchel
     The following table shows the potential payments upon termination from the Company for Mr. Henchel, Senior Vice President, General Counsel, and Secretary.
POTENTIAL PAYMENTS TO MR. HENCHEL

Termination by
	Termination by		Company
	Company with	Termination by	Involving a
	Cause or by	Company without	Change in
Executive Benefits and Payments Upon	Executive	Cause	Control
Termination	($)	($)	($)(1)
Compensation:

Base Salary (Severance Payment)	—	305,000 (2)	610,000 (3)
Incentive Compensation (Accrued but Unpaid)	—	—	—
Incentive Compensation (Severance Payment)	—	—	—
Stock Options (Acceleration of Vesting)(4)	—	—	—
Restricted Stock (Acceleration of Vesting)(5)	—	—	—
Reimbursed Expenses	—	—	—

Benefits:

Accrued Vacation Pay(6)	—	—	—
Life Insurance Premiums	—	—	—
Non-Qualified Deferred Compensation	—	—	—
Medical, Health and Welfare Benefits	—	61,000 (7)	122,000 (8)
Outplacement Services	—	10,000	10,000
Tax Gross-ups	—	—	—

Total Value:	—	376,000	742,000

(1)	For a discussion of the relevant scenarios where Mr. Henchel would be entitled to payments regarding a change in control, please refer to the discussion under “Executive Agreements with Messrs. de Aguiar, Keane, Henchel, and Robinson” beginning on page 38.

(2)	Payable in accordance with normal pay practices for 12 months.

(3)	Payable bi-weekly for 24 months.

(4)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(5)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of January 31, 2009.

(6)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(7)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 12 months.

(8)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 24 months.
Mr. Robinson
     The following table shows the potential payments upon termination from the Company for Mr. Robinson, Executive Vice President — Supply Chain.
POTENTIAL PAYMENTS TO MR. ROBINSON

Termination by
	Termination by		Company
	Company with	Termination by	Involving a
	Cause or by	Company without	Change in
Executive Benefits and Payments Upon	Executive	Cause	Control
Termination	($)	($)	($)(1)
Compensation:

Base Salary (Severance Payment)	—	450,000 (2)	900,000 (3)
Incentive Compensation (Accrued but Unpaid)	—	—	—
Incentive Compensation (Severance Payment)	—	—	—
Stock Options (Acceleration of Vesting)(4)	—	—	—
Restricted Stock (Acceleration of Vesting)(5)	—	—	—
Reimbursed Expenses	—	—	—

Benefits:

Accrued Vacation Pay(6)	—	—	—
Life Insurance Premiums	—	—	—
Non-Qualified Deferred Compensation	—	—	—
Medical, Health and Welfare Benefits	—	90,000 (7)	180,000 (8)
Outplacement Services	—	10,000	10,000
Tax Gross-ups	—	—	—

Total Value:	—	550,000	1,090,000

(1)	For a discussion of the relevant scenarios where Mr. Robinson would be entitled to payments regarding a change in control, please refer to the discussion under “Executive Agreements with Messrs. de Aguiar, Keane, Henchel, and Robinson” beginning on page 38.

(2)	Payable in accordance with normal pay practices for 12 months.

(3)	Payable bi-weekly for 24 months.

(4)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(5)	Represents the fair market value of all restricted shares whose vesting would be accelerated as of January 31, 2009.

(6)	Assumes all vacation days were used. Vacation days do not roll over from year to year.

(7)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 12 months.

(8)	Estimate of the aggregate amount needed to maintain health and welfare benefits for 24 months.
Mr. Stevens
     The following table shows the actual payments upon the separation of Mr. Stevens, the Company’s President and Chief Operating Officer, effective June 27, 2008.
PAYMENTS TO MR. STEVENS

Termination by Mr. Stevens
without Good Reason
Executive Benefits and Payments Upon Separation	($)
Compensation:

Base Salary (Severance Payment)	—
Additional Severance Payment	400,000
Incentive Compensation (Accrued but Unpaid)	—
Incentive Compensation (Severance Payment)	—
Stock Options (Acceleration of Vesting)(1)	—
Restricted Stock (Acceleration of Vesting)(2)	—

Benefits:

Accrued Vacation Pay	—
Life Insurance Premiums	—
Medical, Health and Welfare Benefits	—
Outplacement Services	—
Tax Gross-ups	—
Reimbursed Legal Fees	—

Total value:	400,000

(1)	Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(2)	Represents the fair market value of all restricted shares whose vesting was accelerated as of June 27, 2008.

Mr. Carbone
     The following table shows the actual payments upon the separation of Mr. Carbone, the Company’s Chief Financial Officer, effective March 19, 2008.
PAYMENTS TO MR. CARBONE

	Treated as a Termination
	by Company without
	Cause
Executive Benefits and Payments Upon Separation	($)
Compensation:

Base Salary (Severance Payment)	229,039	(1)
Incentive Compensation (Accrued but Unpaid)	68,400	(2)
Incentive Compensation (Severance Payment at Target)	—
Stock Options (Acceleration of Vesting)	—
Restricted Stock (Acceleration of Vesting	—

Benefits:

Accrued Vacation Pay(3)
Life Insurance Premiums	6,656
Non-Qualified Deferred Compensation	—
Medical, Health and Welfare Benefits(4)	—
Outplacement Services	45,808
Tax Gross-ups	10,000
	—
Total value:	359,903

(1)	Payable over 12 months in accordance with normal payroll practices.

(2)	The payout amount was based on the achievement of pre-established financial goals for Spring 2008. Since these pre-established financial goals were not met, the payout amount was accrued but unpaid.

(3)	Value of 18.46 hours vacation was earned but unused upon termination. Vacation days do not roll over from year to year.

(4)	Estimate of the aggregate amount needed to maintain Mr. Carbone’s health and welfare benefits for a 12-month period after the Termination Date.

Director Compensation
     Associates and officers who are directors receive no additional compensation for services as directors. The Board of Directors, upon the recommendation of the Compensation Committee, sets the cash compensation for non-associate directors. Compensation for our non-associate directors is initially considered and reviewed by the Compensation Committee. Based on this review and consideration, the Compensation Committee recommended that the Board of Directors set the compensation of our outside directors for fiscal 2008, and the Board of Directors accepted the recommendation and unanimously approved the outside director compensation for fiscal 2008.
     Cash compensation for non-associate directors in fiscal 2008 included the following:
•	an annual retainer of $40,000 for service on the Board of Directors;

•	an annual retainer of $10,000 for service as Chairman of the Audit Committee;

•	an annual retainer of $5,000 for service as Chairman of the Compensation Committee;

•	an annual retainer or $5,000 for service as Chairman of the Nominating and Governance Committee;

•	an annual retainer of $5,000 for service as Lead Independent Director;

•	$2,000 for each Board meeting attended; and

•	$1,500 for each committee meeting attended.
     In addition, as effective for fiscal 2008 and fiscal 2009, each director who is not an associate of our Company receives:
•	upon a director’s election to the Board, an initial grant to purchase 10,000 shares of our common stock;

•	an annual grant of options to purchase 10,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date; and

•	after three years of service as a director, a one-time grant of options to purchase 15,000 shares.
     On February 21, 2008, the Compensation Committee authorized the grant of 10,000 options to each non-associate director of the Company, which was the same date that the Committee authorized the grant of stock options and restricted shares to our executives. Such options had exercise prices equal to the closing price of our stock on the date of grant. All present non-associate board members have now received their one time grant of 15,000 stock options upon serving three years. The annual and one-time option grants to directors vest and become exercisable at the rate of 25% per year of continued service and terminate on the earliest of the tenth anniversary of the grant date or one year from termination of service as a director.
     All of the 2008 director options were issued under the Company’s 2005 Stock Plan for Non-Associate Directors. The options may be granted from time to time by action of the Board of Directors and must be priced at 100% of the fair market value of the stock on the date of grant, which the Board has determined to be the closing price of the stock on the date of grant. The options become exercisable on an annual basis at the rate of 25% of the initial shares subject to the options, commencing on the first anniversary of the date of grant, provided that the holder remains a director on such anniversary, and are exercisable until the earlier of the tenth anniversary of the date of grant or one year from termination of service as a director, provided that in no event shall the options be exercised beyond the ten year term.
     No director had a different compensation arrangement with the Company in 2008 than that described above. The table below shows the compensation earned by each of the Company’s non-associate directors during fiscal year 2008:

DIRECTOR COMPENSATION TABLE FOR FISCAL 2008

	Fees earned	Option
	in cash	awards	Total
Name	($)	($)(1)	($)
Elizabeth M. Eveillard(2)	87,293	190,318	277,611
David A. Krinsky(3)	79,270	137,180	216,450
Philip E. Mallott(4)	81,625	137,180	218,805
Fredric M. Roberts(5)	78,773	190,318	269,091
Kenneth J. Strottman(6)	59,410	137,180	196,590
Nancy J. Kramer (7)	26,000	—	26,000

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding any estimate of forfeitures during the year, but accounting for any actual forfeitures by a non-associate director during the fiscal year. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 1 to the Company’s Financial Statements, which are set forth in Item 8 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

(2)	Ms. Eveillard has vested and unvested options to purchase 45,000 shares of the Company’s common stock as of January 31, 2009.

(3)	Mr. Krinsky has vested and unvested options to purchase 85,000 shares of the Company’s common stock as of January 31, 2009.

(4)	Mr. Mallott has vested and unvested options to purchase 82,145 shares of the Company’s common stock as of January 31, 2009.

(5)	Mr. Roberts has vested and unvested options to purchase 65,000 shares of the Company’s common stock as of January, 31 2009.

(6)	Mr. Strottman has vested and unvested options to purchase 85,000 shares of the Company’s common stock as of January 31, 2009.

(7)	Ms. Kramer resigned from the Board of Directors effective May 22, 2008.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth additional information as of January 31, 2009, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements. This includes information on shares in plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. It includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Number of securities
remaining available for
	Number of Securities to		issuance under equity
	be issued upon exercise	Weighted-average exercise	compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,967,871	$22.66	987,449
Equity compensation plans not approved by security holders	—	—	—

Total	1,967,871	$22.66	987,449

PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF THE
INCENTIVE COMPENSATION PERFORMANCE PLAN
Introduction
     At the annual meeting, our stockholders will be requested to consider and act upon a proposal to re-approve the material terms of the Incentive Compensation Performance Plan (the “IC Plan”).
     On August 11, 1999, the board of directors and our sole stockholder at the time, Limited Brands, Inc. (f/k/a/ The Limited, Inc.) approved the IC Plan, effective upon completion of our spin-off from Limited Brands, Inc. The material terms of the IC Plan were re-approved by our stockholders at the 2004 Annual Meeting. The purpose of the IC Plan is to give us a competitive advantage in attracting, retaining and motivating key executives and to provide us with the ability to provide incentive compensation that is linked to financial measures, which is not subject to the deduction limitation rules described below.
Description
     The following summary of certain material terms of the IC Plan that you are being asked to re-approve does not purport to be complete and is qualified in its entirety by the terms of the IC Plan, a copy of which is attached hereto as Appendix A.
     The IC Plan is administered by the Compensation Committee. The Committee selects those key executives with significant operating and financial responsibility, which shall include those individuals who are likely to be “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), in respect of the relevant fiscal year, to be eligible to earn seasonal or annual incentive compensation payments under the IC Plan. During the 2008 fiscal year, approximately 142 individuals participated in the IC Plan and approximately 115 individuals have been selected to participate in the 2009 fiscal year. We expect a comparable number to be selected for participation in the IC Plan in future years.

     Under the IC Plan, performance goals are established by the Committee in respect of each Spring and/or Fall selling season or fiscal year. The performance goals selected by the Committee are based on any one or more of the following:
•	price of our common stock or the stock of any affiliate;

•	shareholder return;

•	return on equity;

•	return on investment;

•	return on capital;

•	sales productivity;

•	comparable store sales;

•	economic profit;

•	economic value added;

•	net income/loss;

•	operating income/loss;

•	gross margin;

•	sales;

•	free cash flow;

•	earnings per share;

•	operating company contribution; or

•	market share.
     Any performance goals established will have a minimum and maximum award level and may be based on an analysis of economic conditions, our historical performance and growth expectations, financial results of other comparable businesses and progress towards achieving our long-range strategic plan. These performance goals and determination of results are based entirely on financial measures. After performance goals are established, discretion may not be used to modify award results except as permitted under Section 162(m) of the Code. If minimum performance levels are not met, no payments will be made.
     Annual incentive compensation targets established for eligible executives range from 10% to 150% of base salary. The target incentive compensation percentage for each executive is based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible, and competitive practices. The amount of incentive cash compensation paid to executives can range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which an executive will earn any incentive payment, and the level at which an executive will earn the maximum incentive payment of double the target, will generally be established by the Committee prior to the commencement of each bonus period (or such earlier or later date as is permitted by Section 162(m)). Actual payouts will be based on either a straight-line or pre-established graded interpolation based on these minimum and maximum levels of actual performance.
     The maximum dollar amount which may be paid in any year under the IC Plan to any participant is $3,000,000.
     The Board of Directors may amend the IC Plan at any time.
Reason For Stockholder Approval
     The IC Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executive officers. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and each of the other three most highly compensated officers (excluding the chief financial officer) of a public corporation required to be named in its proxy statement. However, “qualified performance-based compensation” is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The rules pertaining to Section 162(m) require stockholder re-approval of the material terms of the performance-based plan at least once every five years. Inasmuch as our stockholders re-approved the material terms of the IC Plan at the 2004 Annual Meeting, you are now being asked to re-approve the material terms of the IC Plan, as described above. The Board of

Directors believes that in the absence of an incentive cash compensation plan such as the IC Plan, we would have difficulty attracting and retaining senior level executives having the experience and abilities necessary to manage our businesses.
Benefits Under the IC Plan
     Due to the Company’s performance in the 2008 fiscal year, there were no payments or accruals made under the IC Plan. Each of the current executive officers named in the Summary Compensation Table on page 25 has been granted incentive compensation opportunities for the 2009 fiscal year under the IC Plan.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE MATERIAL TERMS OF THE IC PLAN.
TRANSACTIONS WITH RELATED PERSONS
     Director David Krinsky is a partner in the law firm of O’Melveny & Myers LLP, which provided legal services to the Company during fiscal 2008. Fees aggregating $105,694 were incurred by the law firm for legal services rendered to the Company during fiscal 2008. The engagement of O’Melveny & Myers LLP was reviewed and approved by the Company’s Nominating and Corporate Governance Committee.
     It is the written policy of the Company that the Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions that require approval and either approve or disapprove of the entry into the Interested Transaction. An Interested Transaction is any transaction, arrangement, relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:
•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year;

•	the Company is a participant; and

•	any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A Related Party includes:

•	any person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director;

•	any person who is a greater than 5 percent beneficial owner of the Company’s common stock; or

•	any immediate family member of any of the foregoing, including a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).
     In determining whether to approve or ratify an Interested Transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) if applicable, the availability of other sources of comparable products or services; (iii) the extent of the Related Party’s interest in the transaction; and (iv) the aggregate value of the Interested Transaction. Certain types of Interested Transactions, such as compensation to directors and officers that are required to be reported in the Company’s proxy statement, have been deemed to be pre-approved.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on that review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended January 31, 2009 and this proxy statement for filing with the Securities and Exchange Commission.
Compensation Committee
Fredric M. Roberts, Chairman
Elizabeth M. Eveillard
Philip E. Mallott
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Fredric M. Roberts, Nancy J. Kramer, David A. Krinsky and Elizabeth M. Eveillard, who are not associates of the Company, served on the Compensation Committee during fiscal 2008. Mr. Roberts, Ms. Eveillard and Mr. Mallott are the current members of the Compensation Committee. There are no Compensation Committee interlocks or insider participation in the determination of compensation of our NEOs.
AUDIT COMMITTEE REPORT
     A primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating primarily to the quality and integrity of Tween Brands, Inc.’s financial reporting process and reports, its systems of internal accounting and controls, and the independent audit of its financial statements. Management is responsible for preparing the consolidated financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. The Audit Committee, which consists of three independent directors, functions in accordance with a written charter adopted by the Board of Directors. The Amended and Restated Audit Committee Charter is available on the Company’s Corporate Governance page on its website at www.tweenbrands.com. The Charter requires the Audit Committee to perform a self-assessment and review the Charter annually.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2009, with management and the Company’s independent registered public accounting firm, including their judgment about the quality and appropriateness of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be communicated under generally accepted auditing standards by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance. The Audit Committee also discussed with the Company’s independent registered public accounting firm the independence of the independent registered public accounting firm from management and the Company. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.
     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met separately with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, including the integrity, adequacy, and effectiveness of the accounting and financial reporting processes and controls, and the overall quality of Tween Brands, Inc.’s reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009, for filing with the Securities and Exchange Commission.
Audit Committee
Philip E. Mallott, Chairman
Elizabeth M. Eveillard
Kenneth J. Strottman
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. SEC regulations require that copies of the reports be provided to the Company. Based solely on our review of such reports, we believe that all reporting persons complied with all filing requirements during the fiscal year ended January 31, 2009.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected, subject to the ratification of the stockholders of the Company, Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for the Company for the 2009 fiscal year. It is intended that persons acting under the accompanying proxy will vote the shares represented thereby in favor of ratification of such appointment. It is anticipated that representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.
     Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions have the same effect as votes cast against ratification, and broker non-votes have no effect. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for ratification of the selection of the independent registered public accounting firm.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR.
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The following table shows the aggregate fees payable to Deloitte & Touche, the Company’s independent registered public accounting firm, for services rendered during the fiscal years ended January 31, 2009 and February 2, 2008.

	Fiscal Year Ended
	January 31,	February 2,
	2009	2008
Audit Fees(1)	$898,000	$900,000
Audit-Related Fees(2)	17,000	97,000
Tax Fees(3)	75,000	125,000
All Other Fees	—	—

(1)	Includes fees for the annual integrated audit of the consolidated financial statements, audits to meet statutory requirements and review of regulatory filings and internal control.

(2)	Includes fees related to accounting consultations.

(3)	Includes fees for services related to tax compliance.
     The Audit Committee has considered whether the provision of services other than those performed in connection with the “Audit Fees” above is compatible with maintaining the principal accountant’s independence.
     The Audit Committee has a policy that the Committee will pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to a member of the Committee. The decisions of the member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to the Chairman.
STOCKHOLDER PROPOSALS
     Stockholder proposals to be included in the proxy statement for the 2010 Annual Meeting of Stockholders should be submitted to the Secretary of the Company at our corporate offices by December 10, 2009, but not before November 10, 2009. The Company may omit from the proxy statement and form of proxy relating to the next annual meeting of stockholders any proposals that are not received by the Secretary by December 10, 2009, or which are received before November 10, 2009. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at our 2010 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 23, 2010. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.
     Stockholder nominations for the Board of Directors to be elected at the 2010 Annual Meeting of Stockholders should be submitted not less than 14 days, nor more than 50 days, before the 2010 Annual Meeting.
SOLICITATION EXPENSES
     The Company will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our associates may solicit proxies by telephone, mail services, electronic mail, mailgram, facsimile, telegraph, cable and personal interview.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
     The Securities and Exchange Commission has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant costs savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you may request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Investor Relations, or by telephoning us at (614) 775-3500.
     If you are currently a stockholder sharing an address with another Tween Brands, Inc. stockholder and wish to receive one proxy statement and annual report per household in the future, please contact Investor Relations at the above address or telephone number.
OTHER MATTERS
     Copies of the exhibits to our 2008 Annual Report on Form 10-K may be downloaded from our corporate website, www.tweenbrands.com. Printed copies are also available, at a reasonable charge for copying and mailing, by writing to us at the following address: Investor Relations, Tween Brands, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Investor Relations, or by telephoning us at (614) 775-3500.
     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with their judgment on such matters.
By Order of the Board of Directors,
Michael W. Rayden
Chairman and Chief Executive Officer

TWEEN BRANDS, INC.
INCENTIVE COMPENSATION PERFORMANCE PLAN
     The Tween Brands, Inc. Incentive Compensation Performance Plan (the “Incentive Plan”) is intended to satisfy the applicable provision of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of Tween Brands, Inc. (the “Company”). The Committee shall select those key executives of the Company with significant operating and financial responsibility, which shall include those individuals who are likely to be “covered employees” (within the meaning of Section 162(m) of the Code), for the relevant fiscal year, to be eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Incentive Plan.
     In respect of each Spring and/or Fall selling season or fiscal year, the Committee may establish performance goals for the Company. The performance goals selected by the Committee shall be based on any one or more of the following: price of the Company’s common stock, par value $.01 per share, or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.
     Annual incentive compensation targets may be established for eligible executives ranging from 10% to 150% of base salary. Executives may earn their target incentive compensation if the business achieves the pre-established performance goals. The target incentive compensation percentage for each executive will be based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible, and competitive practices. The amount of incentive compensation paid to participating executives may range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which a participating executive will earn any incentive payment, and the level at which an executive will bear the maximum incentive payment of double the target, must be established by the Committee prior to the commencement of each bonus period (or such earlier or later date as is permitted by Section 162(m)). Actual payouts must be based on either a straight-line or pre-established interpolation based on these minimum and maximum levels and the performance goals.
     The maximum dollar amount to be paid for any year under the Incentive Plan to any participant may not exceed $3,000,000.

A-1

TWEEN BRANDS, INC.
8323 WALTON PARKWAY
NEW ALBANY, OH 43054-9522
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12852	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWEEN BRANDS, INC.	For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends a vote FOR the election of the nominees for the Board of Directors.	All	All	Except	nominee(s), mark “For All Except” and write the
number(s) of the nominee(s) on the line below.

	☐	☐	☐

Vote on Directors
1.	To elect as Directors of Tween Brands, Inc. the nominees listed below:
Nominees:
01)	Elizabeth M. Eveillard

02)	Fredric M. Roberts

Vote on Proposals The Board of Directors recommends a vote FOR the following proposals.		For	Against	Abstain

2.	Re-approve the material terms of the Incentive Compensation Performance Plan.	☐	☐	☐

3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

 For address changes and/or comments, please check this box and         ☐
 write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M12853
TWEEN BRANDS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2009
The undersigned stockholder(s) hereby appoint(s) Michael W. Rayden, Rolando de Aguiar, and Gregory J. Henchel, or any one of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Tween Brands, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., Eastern Time, on May 21, 2009, at the Company’s corporate offices, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTIONS OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF THE INCENTIVE COMPENSATION PERFORMANCE PLAN AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE